UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

CKX, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CKX, INC.
650 Madison Avenue
New York, New York 10022

November 3, 2010

Dear Stockholders:

On behalf of the board of directors and management of CKX, Inc., I cordially invite you to attend our 2010 annual meeting of stockholders to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022 at 10:00 a.m., Eastern Standard Time, on Tuesday, December 14, 2010. At the annual meeting, stockholders will be asked to elect directors, ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010 and act upon such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.

Beginning on November 3, 2010, a Notice of Meeting and Internet Availability of Proxy Materials (which we refer to as the “Notice of Internet Availability”) will be mailed to our stockholders. This Notice of Internet Availability contains instructions on how to access our proxy statement and our 2009 annual report and vote electronically via the internet. You will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

Your vote is very important to us. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote over the internet, by telephone or by completing, signing and mailing a proxy card. We appreciate your interest in and support of CKX and look forward to seeing you at the annual meeting.

MICHAEL G. FERREL
Chairman of the Board and
Chief Executive Officer

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

CKX, INC.

Important Notice of Meeting and Internet Availability of Proxy Materials for the CKX, Inc. 2010 Annual Stockholder Meeting to Be Held on Tuesday, December 14, 2010

The Proxy Statement, Annual Report and other proxy materials are available at:
http://www.proxyvoting.com/ckxe

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

CKX, Inc.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before December 3, 2010 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)

By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)

Email: shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)
Internet: http://www.proxyvoting.com/ckxe

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE

This is not a proxy card. You cannot use this notice to vote your shares.

Dear CKX, Inc. Stockholder:

The 2010 Annual Meeting of Stockholders of CKX, Inc. (the “Company”) will be held at the offices of Paul, Hastings, Janofsky & Walker LLP, Park Avenue Tower, 75 East 55th Street New York, New York 10022, on Tuesday, December 14, 2010, at 10:00 a.m. (Eastern Standard Time).

Proposals to be considered at the Annual Meeting:

(1)	the election of seven directors;
(2)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
(3)	such other business that may properly come before the meeting or any adjournment or postponement thereof.

Management recommends a vote “FOR” Items 1 and 2.

The Company’s board of directors has fixed the close of business on October 26, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

Meeting Location:

Paul, Hastings, Janofsky & Walker LLP
Park Avenue Tower
75 East 55th Street
New York, New York 10022

The following Proxy Materials are available for you to review online:

•	the Company’s 2010 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended December 31, 2009 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:
(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/ckxe

The Proxy Materials for CKX, Inc. are available to review at:

http://www.proxyvoting.com/ckxe

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
or when you want to vote your proxy electronically.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website. You will need to reference the 11-digit control number located on the reverse side.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Where and when will the annual meeting be held?

A:	The annual meeting of stockholders of CKX, Inc. (“CKX” or, the “Company”) will be held at the offices of Paul, Hastings, Janofsky & Walker LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, beginning at 10:00 a.m., Eastern Standard Time, on Tuesday, December 14, 2010.

Q:	Why did I receive a Notice of Meeting and Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now generally furnish proxy materials, including our annual report, to our stockholders on the internet.

• Stockholders who have previously signed up to Receive All Future Proxy Materials in Printed Format by Mail:  On or about November 3, 2010, we will begin mailing printed copies of our proxy materials, including our annual report, to all stockholders who previously submitted a valid election to receive all future proxy materials and other stockholder communications in written format.

• All other Stockholders:  On or about November 3, 2010, we will begin mailing the Notice of Internet Availability to all other stockholders. If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials or the annual report to stockholders. Instead, the Notice of Internet Availability instructs you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the internet. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including our annual report to stockholders, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Q:	Who is making this proxy solicitation?

A:	The Notice of Internet Availability is furnished to our stockholders of record as of the close of business on October 26, 2010, the record date for the 2010 annual meeting (the “Record Date”), as part of the solicitation of proxies by our board of directors for use at the annual meeting or any adjournment or postponement thereof.

Q:	What am I being asked to vote on at the annual meeting?

A:	At the annual meeting, you will be asked to:

• elect seven directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

• consider and vote upon the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

• transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Q:	How does the CKX board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares “FOR” the election of each of the seven nominees named herein to our board of directors and “FOR” the ratification of the appointment by our audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	What vote is required to approve each proposal?

A:	In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected. The proposal regarding the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the outstanding shares present in person or represented by properly executed proxies and entitled to vote at the annual meeting for approval.

Q.	What is the quorum requirement with respect to the annual meeting?

A:	The presence, in person or by properly executed proxies, of the holders of a majority of the voting power of our issued and outstanding stock entitled to vote at the annual meeting will constitute a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

Q:	Under what circumstances will the annual meeting be adjourned?

A:	Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the Chairman of the board of directors or by affirmative vote of a majority of the stockholders entitled to vote at the annual meeting who are present in person or by properly executed proxies at the annual meeting.

Q:	What shares can be voted at the annual meeting?

A:	All shares of our common stock, par value $0.01 per share (“Common Stock”), Series B Convertible Preferred Stock (“Series B Preferred Stock”) and Series C Convertible Preferred Stock (“Series C Preferred Stock”) that you own as of the Record Date may be voted by you. You may cast one vote per share of our Common Stock, Series B Preferred Stock and Series C Preferred Stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between a holder of record and a beneficial owner of CKX stock?

A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of CKX stock are registered directly in your name with our transfer agent, BNY Mellon, you are considered the holder of record with respect to those shares and the Notice of Internet Availability is being sent directly to you by BNY Mellon. As the holder of record, you have the right to grant your voting proxy directly to CKX or to vote in person at the annual meeting.

Beneficial Owners

If your shares of CKX stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability is being forwarded to you by your broker or nominee, who is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares of our Common Stock, Series B Preferred Stock and Series C Preferred Stock held directly in your name as the holder of record may be voted in person at the annual meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	You may direct your vote without attending the annual meeting by either of the following methods:

By Internet:

You may vote by using the internet, http://www.proxyvoting.com/ckxe, to submit your voting instructions. Please have your Notice of Internet Availability handy when you go online. If you vote on the internet, you may also request electronic delivery of future proxy materials.

By telephone:

You may vote by calling 1-866-540-5760. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. Please have your Notice of Internet Availability handy when you call and follow the instructions.

By mail:

You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A proxy card may also be mailed to you, at our option, beginning on or after the tenth day following the mailing of the Notice of Internet Availability. In either case, a postage-paid envelope will be provided along with the proxy card.

Internet and telephone voting for shareholders of record will be available until 11:59 PM Eastern Standard Time on December 13, 2010. A mailed proxy card must be received by December 13, 2010 in order to be voted at the Annual Meeting. The availability of internet and telephone voting for beneficial owners of other shares held in “street name” will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by internet or telephone, you do not have to return your proxy card or voting instruction card.

Q:	Can I change my vote after I have voted by proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the annual meeting by revoking your proxy.

If you are a holder of record of CKX stock, you may revoke your proxy by:

• attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy — you must also vote at the annual meeting;

• filing an instrument in writing with our corporate secretary stating that you would like to revoke your proxy; or

• filing another duly executed proxy bearing a later date with our corporate secretary so that it arrives prior to the annual meeting.

You should send your revocation or new proxy card to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

If you are a beneficial owner of our stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:	What does it mean if I receive more than one Notice of Internet Availability?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each Notice of Internet Availability that you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting. Final voting results will be published on a Current Report on Form 8-K filed within four business days after the annual meeting.

Q:	How does the Company determine when to hold the annual meeting?

A:	Historically, we have held our annual meeting during the second quarter of each year following the filing of our annual report on Form 10-K for the prior fiscal year. Due to various circumstances and timing concerns, we held our annual meeting for 2008 and 2009, and will hold our annual meeting for 2010, in December of such year. Commencing with 2011, we intend to return to our original schedule of holding our annual meetings of stockholders during the second quarter of each year.

Q:	Who can help answer my questions?

A:	If you have any questions about any of the proposals to be presented at the annual meeting or how to vote, or if you need additional copies of the proxy statement or the proxy card or voting instructions, you should contact: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

THE 2010 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this notice of annual meeting and proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at our 2010 annual meeting of stockholders to be held on December 14, 2010, and at any adjournment, postponement or continuation thereof. This notice, this proxy statement and the enclosed proxy card, and our 2009 annual report will be available on November 3, 2010, to stockholders of record as of the close of business on October 26, 2010.

Date, Time and Place

The annual meeting of stockholders will be held on December 14, 2010, at 10:00 a.m., Eastern Standard Time, at the offices of Paul, Hastings, Janofsky & Walker LLP, Park Avenue Tower, 75 East 55th Street New York, New York 10022.

Matters to be Considered at the Annual Meeting

At the annual meeting, you will be asked to:

•	elect seven directors to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualified;

•	consider and vote upon the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2010; and

•	transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Record Date

We have fixed the close of business on October 26, 2010, as the Record Date for determination of the stockholders entitled to notice of and to attend and vote at the annual meeting.

Vote Required

As of the close of business on the Record Date, there were 93,105,050 shares of Common Stock outstanding, 1,491,817 shares of Series B Preferred Stock outstanding and 1 share of Series C Preferred Stock outstanding and entitled to vote at the annual meeting. Each share of our Common Stock outstanding as of the Record Date will be entitled to one vote. Each share of our Series B Preferred Stock and Series C Preferred Stock will be entitled to vote on an as converted basis, with each share entitled to one vote. A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by properly executed proxies, of the holders of a majority of the voting power of our issued and outstanding stock entitled to vote at the annual meeting will constitute a quorum. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against, abstentions and broker non-votes (when shares are held by brokers that do not have discretionary authority to vote on a matter, and have not received voting instructions from their clients) will each count as being present to establish a quorum.

In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected to our board of directors. The proposal regarding the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the outstanding shares present in person or represented by properly executed proxies and entitled to vote at the annual meeting for approval.

The annual meeting shall be presided over by our Chairman of the Board and our corporate secretary shall act as secretary of the annual meeting. An inspector of election appointed for the annual meeting will tabulate the votes cast by proxy or in person at the meeting. The inspector of election will determine whether or not a quorum is present.

Series C Preferred Stock Voting Rights

In addition to its right to vote in the general election of members to our board of directors, the holder of our Series C Preferred Stock is entitled to elect one member to our board of directors (the “Series C Director”). Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with our Certificate of Incorporation.

Voting of Proxies; Abstentions; Broker Non-Votes

In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for the other proposal. All shares of our stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. You are urged to mark the box on the card to indicate how to vote your shares.

If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker with respect to a “non-discretionary” matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. Under a recent rule change, the election of directors is considered “non-discretionary.” Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the annual meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. With respect to the ratification of our independent registered public accounting firm, abstentions are considered votes cast and thus have the same effect as votes against the matter.

Revocability of Proxies

The grant of a proxy on the proxy card does not preclude a holder of record of our stock from voting in person at the annual meeting. If you are a holder of record of our stock, you may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy — you must also vote at the annual meeting;

•	filing an instrument in writing with our Corporate Secretary, at CKX, Inc., 650 Madison Avenue, New York, New York 10022, stating that you would like to revoke your proxy; or

•	filing another duly executed proxy bearing a later date with our Corporate Secretary, at CKX, Inc., 650 Madison Avenue, New York, New York 10022, so that it arrives prior to the annual meeting.

If you are a stockholder of record and choose to revoke your proxy in writing you must indicate the number of shares to which such revocation relates. The written notification revoking your proxy or a later-dated signed proxy card changing your vote must arrive before the annual meeting takes place in order to be acknowledged and reflected in the vote.

If you are a beneficial owner of our stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

If an adjournment occurs, it will have no effect on the ability of stockholders as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Adjournments

Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Solicitation of Proxies and Expenses of Solicitation

We generally will bear the cost of the solicitation of proxies in the provided form from our stockholders. In addition to solicitation by mail and internet, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. None of our employees will receive any extra compensation for doing this. Following the original availability of the proxies and other soliciting materials, we will request that brokerage houses and other custodians, nominees and fiduciaries make available copies of the proxy and other soliciting materials to the beneficial owners of stock held of record by such persons and request authority for the exercise of proxies. In those cases, we will reimburse such company’s custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with doing so. We have also engaged BNY Mellon Shareowner Services to solicit votes and the cost to us of engaging such a firm is estimated to be $10,000 plus reasonable out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors

Our board of directors is currently comprised of: Michael G. Ferrel (Chairman), Edwin M. Banks, Edward Bleier, Bryan E. Bloom, Jerry L. Cohen, Carl D. Harnick, Jacques D. Kerrest, Jack Langer, Priscilla Presley and Howard J. Tytel. Following the resignations of Simon R. Fuller as a director on January 13, 2010, and Robert F.X. Sillerman as a director on May 7, 2010, the appointment of Mr. Ferrel, our Chief Executive Officer, as a director on May 7, 2010, and the appointment of Mr. Kerrest as a director on October 25, 2010, our board of directors currently consists of ten members.

Edward Bleier, Jerry L. Cohen and Carl D. Harnick, each of who has served as a director of the Company since February 2005, did not seek re-nomination, and will not seek re-election, to our board of directors at the 2010 annual meeting of stockholders. Messrs. Bleier, Cohen and Harnick each cited a need to reduce their respective schedules and the demands of being a director as the primary reasons for their decision not to continue on the board.

As a result of the changes in the composition of the board of directors, our board of directors will decrease the size of the board from ten members to eight members effective as of December 14, 2010.

Series C Director

In addition to its right to vote in the general election of members to our board of directors, the holder of our Series C Preferred Stock is entitled to elect one member to our board of directors, referred to herein as the “Series C Director.” Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with our Certificate of Incorporation. Holders of our Common Stock are not entitled to vote in the election of the Series C Director.

Director Nominees

Seven directors have been nominated for election at the 2010 annual meeting to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualified. Except for Kathleen Dore, all of the director nominees are current members of our board of directors. If, for any reason, any of the director nominees withdraws or is unable to serve as a director (neither of which is expected at this time), the proxy holders may exercise discretion to vote for substitute nominees proposed by our board of directors. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Set forth below are the names of the persons nominated as directors, their ages as of October 26, 2010, and their existing positions:

Name	Age	Position

Michael G. Ferrel	61	Chief Executive Officer, Chairman of the Board
Howard J. Tytel	64	Senior Executive Vice President, Director of Legal and Governmental Affairs, Director
Edwin M. Banks(1)(2)(3)	48	Director
Bryan E. Bloom(2)	52	Director
Jack Langer(1)(3)	61	Director
Jacques D. Kerrest(1)	64	Director
Kathleen Dore	60	Director Nominee

(1)	Member of our audit committee.

(2)	Member of our compensation committee.

(3)	Member of our nominating and corporate governance committee.

Biographical information relating to each of the director nominees is set forth below:

Michael G. Ferrel was appointed Chief Executive Officer and a member of our board of directors effective May 7, 2010. Mr. Ferrel currently serves as the Chairman of our board of directors. From December 2008 until his appointment in May 2010, Mr. Ferrel served as a consultant to the Company. From May 2005 until December 2008, Mr. Ferrel served as President, a director and a Member of the Office of the Chairman of the Company. Prior to that, Mr. Ferrel was President and Chief Executive Officer of FXM, Inc. since August 2000. Mr. Ferrel served as President, Chief Executive Officer, Member of the Office of the Chairman and a director of SFX Entertainment from December 1997 through August 2000.

We believe Mr. Ferrel’s qualifications to sit on our board of directors include, among other things, his history with the Company and management, his years of executive leadership and his industry experience.

Howard J. Tytel was appointed Senior Executive Vice President, Director of Legal and Governmental Affairs, director and Member of the Office of the Chairman effective February 7, 2005. Mr. Tytel does not currently serve as a Member of the Office of the Chairman because the position no longer exists. Prior to joining us, since August 2000, Mr. Tytel was Executive Vice President and Director of Legal and Governmental Affairs of FXM, Inc. Mr. Tytel served as Executive Vice President, General Counsel, Secretary, a Member of the Office of the Chairman and a director of SFX Entertainment from December 1997 through August 2000.

We believe Mr. Tytel’s qualifications to sit on our board of directors include, among other things, his history with the Company and management, his legal expertise, and his industry and prior board experience.

Edwin M. Banks was appointed to our board of directors on February 8, 2005. Mr. Banks is the founder of Washington Corner Capital Management, LLC, an investment management company. Mr. Banks served as the Chief Investment Officer of WRH Partners, a private investment firm, and as a Senior Portfolio Manager for W. R. Huff Asset Management Co., L.L.C., an investment management firm, from June 1988 through October 2006. Mr. Banks is currently a director of CVS Caremark, Inc. and a member of it’s Audit Committee and Nominating and Governance Committee. From May 2003 to June 2009, Mr. Banks served as a director of Virgin Media, where he served as the chairman of the compensation committee, chairman of the audit committee and served on the executive committee.

We believe Mr. Banks’ qualifications to sit on our board of directors include, among other things, his extensive board experience on both public and private boards in the media and communications industry, the healthcare industry, the food industry and the energy industry. Mr. Banks has managed over $10 billion in media and communications investments and has extensive experience in capital markets transactions. Mr. Banks is also a Chartered Financial Analyst.

Bryan E. Bloom was appointed to our board of directors on December 18, 2009. Mr. Bloom has been employed by W.R. Huff Asset Management Co., L.L.C. and its affiliates for the past fifteen years. Prior to being employed by Huff, he was a tax partner at the law firm of Shanley & Fisher, P.C. Mr. Bloom is a Trustee of the Adelphia Recovery Trust, and serves on numerous private boards. From March 2008 to April 2010, Mr. Bloom served on the board of directors of FX Real Estate and Entertainment, Inc. He had been an observer to the board of directors of the Company for the three years prior to being appointed a director. He has been an adjunct professor at the graduate tax program at the Fairleigh Dickenson University and authored and lectured for the American Institute of Certified Public Accountants.

We believe Mr. Bloom’s qualifications to sit on our board of directors include, among other things, his prior board experience and expertise in financial matters.

Jack Langer was appointed to our board of directors on February 7, 2005. Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer was Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer was the Managing Director and Head

of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer was Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer also serves on the board of directors of SBA Communications Corp. and Atlantic Broadband Group.

We believe Mr. Langer’s qualifications to sit on our board of directors include, among other things, his prior board experience and expertise in financial matters.

Jacques D. Kerrest was appointed to our board of directors on October 25, 2010. Since August 2008, Mr. Kerrest has served as Chief Financial Officer and Chief Operating Officer of Actividentity Corp. (NASDAQ: ACTI), a software company. From September 2004 until March 2008, Mr. Kerrest served as the Chief Financial Officer of Virgin Media, Inc., a communications company. From June 2003 to August 2004, Mr. Kerrest was the Managing Director and Chief Financial Officer of Equant, N.V., a global enterprise communications infrastructure company. From August 1997 to May 2003, Mr. Kerrest was the Senior Vice President and Chief Financial Officer of Harte-Hanks, Inc., a worldwide direct and targeted marketing company. From August 1995 to July 1997, Mr. Kerrest served as the Chief Financial Officer of Chancellor Broadcasting Company, a radio broadcasting company. From 1993 to July 1995, Mr. Kerrest was the Chief Financial Officer of Positive Communications, Inc., a private telecommunications company.

We believe Mr. Kerrest’s qualifications to sit on our board of directors include, among other things, his years of executive leadership in the media industry, his expertise in business, corporate strategy and financial matters and his prior board and audit committee experience.

Kathleen Dore is one of our director nominees. Since December, 2008, Ms. Dore has served as Senior Advisor to Proteus International, Inc., a management consulting firm specializing in organizational vision, strategy and leadership, headquartered at 278 Route 299, Highland, New York 12528. From 2004 to December 2008, Ms. Dore served as President, Broadcasting at Canwest Media, Inc. (“Canwest”), one of Canada’s premier media companies, where she was responsible for the company’s Canadian broadcast assets, including Global Television, a national broadcasting network, E!, a second television network, and twenty cable networks. After Ms. Dore left Canwest in 2008, Canwest filed for and obtained an order from the Ontario Superior Court of Justice (Commercial List), granting creditor protection under the Companies’ Creditors Arrangement Act (Canada) in October, 2009. In addition, Canwest also filed for protection under Chapter 15 of the United States Bankruptcy Code in October, 2009. From 1982 to 2004, she served in various capacities, including President, Entertainment Services, at Cablevision Systems Corporation, Rainbow Media Division, where she was responsible for cable networks AMC (American Movie Classics), IFC (Independent Film Channel), WE (Women’s Entertainment) and Bravo. Ms. Dore currently serves on the board of directors of Blockbuster, Inc. In addition, Ms. Dore currently serves on the board of the Canadian Film Center and the University of Iowa Foundation and the Advisory Board of the Tippie College of Business at the University of Iowa.

We believe Ms. Dore’s qualifications to sit on our board of directors include, among other things, her extensive industry experience and expertise in creation and exploitation of media content and intellectual property rights, her network of valuable contacts in the entertainment industry as a result of her three decades of executive management experience at various media companies, her years of executive leadership, and her expertise in business and corporate strategy.

Required Vote; Recommendation of our Board of Directors

The election of a director to our board of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

Series C Director

As discussed above, in addition to its right to vote in the general election of members to our board of directors, the holder of our Series C Preferred Stock is entitled to elect one member to our board of directors, referred to herein as the “Series C Director.” Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed its election of Ms. Presley to continue to serve as the

Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with our Certificate of Incorporation. Holders of our Common Stock are not entitled to vote in the election of the Series C Director.

Priscilla Presley was appointed to our board of directors by the holder of our Series C Convertible Preferred Stock on February 8, 2005. Ms. Presley has been a director of Metro-Goldwyn-Mayer Inc. since November 2000. From 1981 to 1998, Ms. Presley served as Chairperson of Elvis Presley Enterprises, Inc. In 2006, Ms. Presley launched a collection of luxury bed linens called “The Priscilla Presley Collection.” Ms. Presley is currently working in an executive producer capacity on a remake of the Peter Sellers film, “The Party,” with Darren Star and Dreamworks and is developing a play based on her life story.

Director and Director Nominee Independence

In determining the independence of our directors and director nominee, our board of directors considered transactions, relationships and arrangements between each director and director nominee, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. Our board has determined that Messrs. Banks, Bloom, Langer and Kerrest and Ms. Dore are independent within the meaning of the rules and regulations of The NASDAQ Stock Market® (“NASDAQ”).

Board of Directors; Leadership Structure and Risk Assessment

Our board of directors does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer as our board believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of the board. In May 2010, our board appointed Edward Bleier, an independent director serving on the board since February 2005, as Chairman of the Board, and appointed Michael G. Ferrel, a former consultant and President of the Company, as Chief Executive Officer. In October 2010, our board appointed Mr. Ferrel as Chairman of the Board. Thus, the role of Chairman of the Board and Chief Executive Officer is not currently separated.

Our board of directors believes that independent oversight of management is an important component of an effective board. Our board of directors has concluded that the most effective board leadership structure for the Company at the present time is for Mr. Ferrel, our Chief Executive Officer to also serve as Chairman of the Board in concert with an independent director serving as our lead independent director. Our board of directors believes that because of Mr. Ferrel’s experience and knowledge of the Company, Mr. Ferrel is the director best qualified to serve as Chairman of the Board. Our board of directors also believes that the combination of these two roles at the present time provides more consistent communication and coordination throughout our organization, which results in a more effective and efficient implementation of corporate strategy. Our board of directors periodically evaluates its leadership structure to ensure that it remains the optimal structure for the Company and its stockholders. Our board of directors retains the authority to modify this structure.

To promote the independence of the board and demonstrate our commitment to strong corporate governance, our board of directors appointed Mr. Banks to serve as lead independent director in October 2010. The duties of the lead independent director will include chairing all meetings of the independent directors when they meet in executive session and chairing all meetings of the full board in the absences of the Chairman of the Board; representing the board in meetings with third parties, as appropriate; and working with the Chairman to finalize information provided to the board, meeting agendas and meeting schedules, including for the annual strategic planning session. The lead independent director will also set the agenda for the meetings held in executive session, and discuss issues that arise from these meetings with our Chief Executive Officer. In addition, the lead independent director will serve an important role in acting as a laison between management and the board and provider greater availability to the board through the accessibility of the lead independent director.

Our board of directors has an active role, directly and through its committees, in the oversight of our risk management efforts. The board carries out this oversight role through several levels of review. The board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operations of our businesses and the implementation of our strategic plan, including our risk mitigation efforts. Each of the board’s committees also oversees the management of our risks that are under each committee’s areas of responsibility. For example, the audit committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The nominating and corporate governance committee oversees our compliance policies, code of conduct, conflicts of interests, director independence and corporate governance policies. The compensation committee oversees risks arising from compensation practices and policies, and concluded for 2009 that none of our practices and procedures are reasonably likely to create a material adverse risk to the Company. While each committee has specific responsibilities for oversight of risk, the board is regularly informed by each committee about such risks. In this manner the board is able to coordinate its risk oversight.

Board of Directors; Committees

Our board conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During 2009, our board of directors held six meetings and acted by unanimous written consent nine times. Every director attended at least 75% of the meetings of the board of directors, either in person or telephonically and every member of each board committee attended at least 75% of the meetings of their respective committees. In addition, our independent directors met in executive session each quarter in 2009.

Our board currently has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following chart sets forth the current membership of each board committee and the number of meetings held during 2009. The board of directors reviews and determines the membership of the committees at least annually.

		Number of
Committee	Members	Meetings

Audit Committee	Carl D. Harnick (Chairman) Jack Langer Jerry L. Cohen Edwin M. Banks Jacques D. Kerrest	4
Compensation Committee	Bryan E. Bloom (Chairman) Edward Bleier Edwin M. Banks	12
Nominating and Corporate Governance Committee	Jack Langer (Chairman) Jerry L. Cohen Edwin M. Banks	5

Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

The audit committee is currently comprised of Messrs. Harnick, Langer, Cohen, Banks and Kerrest with Mr. Harnick currently serving as chairman of the committee. Immediately following our 2010 annual meeting, we expect our board of directors to reconstitute the audit committee in compliance with all the applicable rules and regulations of the SEC and NASDAQ. The audit committee, among other things, assists our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements.

All members of the audit committee are independent within the meaning of the rules and regulations of the SEC and NASDAQ and our Corporate Governance Guidelines. In addition, Mr. Harnick is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by NASDAQ. Our board of directors has also determined that Mr. Kerrest is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by NASDAQ. The audit committee’s charter is attached to this proxy statement as Annex A and can be found on our corporate website at www.ckx.com. A copy of our audit committee charter is also available, free of charge, upon request directed to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

Compensation Committee

The compensation committee is currently comprised of Messrs. Bloom, Bleier and Banks with Mr. Bloom currently serving as chairman of the committee. Immediately following our 2010 annual meeting, we expect our board of directors to reconstitute the compensation committee in compliance with all the applicable rules and regulations of the SEC and NASDAQ. The compensation committee of the board of directors has responsibility for overseeing all aspects of the compensation program for the Chief Executive Officer and our other executive officers. In addition, among other things, the compensation committee reviews and approves the annual compensation packages, including incentive compensation programs, for the members of senior management of each of our subsidiaries and divisions. The compensation committee also administers our 2005 Omnibus Long-Term Incentive Compensation Plan (the “2005 Plan”). All members of the compensation committee have been deemed by our board of directors to be independent within the meaning of the rules and regulations of the SEC and NASDAQ, our Corporate Governance Guidelines, and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The compensation committee has retained an independent compensation consultant, Lyons, Benenson & Company Inc., to assist the compensation committee in fulfilling its responsibilities and to provide advice with respect to all matters relating to executive compensation and the compensation practices of similar companies. The consultant is engaged by, and reports directly to, the compensation committee and does not perform other non-executive compensation consulting services for us. Harvey Benenson generally attends all meetings of the compensation committee on behalf of Lyons, Benenson & Company Inc. The compensation committee also regularly consults with our in-house legal department and outside counsel and has authority under its charter to retain independent outside counsel if it deems necessary.

The compensation committee’s charter can be found on our corporate website at www.ckx.com. A copy of our compensation committee charter is also available, free of charge, upon request directed to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of Messrs. Banks, Cohen and Langer with Mr. Langer currently serving as chairman of the committee. Immediately following our 2010 annual meeting, we expect our board of directors to reconstitute the nominating and corporate governance committee in compliance with all the applicable rules and regulations of the SEC and NASDAQ. The nominating and corporate governance committee is responsible for recommending qualified candidates to the board for election as directors of our Company, including the slate of directors proposed by our board of directors for election by stockholders at our annual meetings of stockholders. The nominating and corporate governance committee also advises and makes recommendations to the board of directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of the board of directors. To assist in formulating such recommendations, the nominating and corporate governance committee utilizes feedback that it receives from the board of directors’ annual self-evaluation process, which it oversees and which includes a committee and director self-evaluation component. The nominating and corporate governance committee developed and recommended to the board of directors Corporate Governance Guidelines and will review, on a regular basis, the overall corporate governance of our Company. All members of the nominating and corporate governance committee are independent within the meaning of the rules and regulations of NASDAQ and our Corporate Governance Guidelines. The nominating and corporate governance committee’s charter can be found on our corporate website at www.ckx.com. A copy of our nominating and corporate governance committee charter is also available, free of charge, upon request directed to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

When considering the nomination of directors for election at an annual meeting of stockholders or, if applicable, a special meeting of stockholders, the nominating and corporate governance committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the board of directors. The nominating and corporate governance committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates.

While the nominating and corporate governance committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that it considers in identifying nominees. As part of this process, the nominating and corporate governance committee evaluates how a particular candidate’s perspectives, knowledge, experience and expertise in substantive matters relating to our business may add value to the board.

We do not currently have a formal policy with respect to the consideration of candidates for director recommended by stockholders. In connection with the 2010 annual meeting we did not receive any stockholder recommendations or stockholder nominations. Prior to our 2011 annual meeting of stockholders, our nominating and corporate governance committee will consider adopting a formal policy with respect to the consideration of candidates for director recommended by stockholders.

Communications by Stockholders with Directors

We encourage stockholder communications to our board of directors and/or individual directors. Stockholders who wish to communicate with our board of directors or an individual director should send their communications to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary. Communications regarding financial or accounting policies should be sent to the attention of the chairman of the audit committee. Our corporate secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the chairman of the audit committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by our corporate secretary.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which provide, among other things, that a majority of our board of directors must meet the criteria for independence required by NASDAQ and that we shall at all times have an audit committee, compensation committee and nominating and corporate governance committee, which committees will be made up entirely of independent directors. The Corporate Governance Guidelines also outline director responsibilities, provide that the board of directors shall have full and free access to our officers and employees and require the board of directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines can be found on our corporate website at www.ckx.com. A copy of our Corporate Governance Guidelines is also available, free of charge, upon request directed to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to all our employees and directors, including our Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Director of Legal and Governmental Affairs. We also maintain a separate Code of Ethics for Senior Financial Management which applies to our Chief Executive Officer, Chief Financial Officer and other officers in our finance department. The Code of Business Conduct and Ethics can be found on our corporate website at www.ckx.com. A copy of our Code of Business Conduct and Ethics is also available, free of charge, upon request directed to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. Approximately four members of the board of directors were present at the 2009 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the compensation committee during 2009 were initially Messrs. Bleier, Langer and John Miller. Mr. Banks joined the compensation committee following Mr. Miller’s resignation as a director on January 12, 2009. On January 20, 2010, the board reconstituted the membership of its committees, including the compensation committee, and replaced Mr. Langer with Mr. Bloom. None of the members of the board who sat on the compensation committee in 2009 was employed by us as an officer or employee during or prior to 2009. No compensation committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

Executive Officers

The following table sets forth the name, age as of October 26, 2010, and position of each of our current executive officers:

Name	Age	Position

Michael G. Ferrel	61	Chief Executive Officer, Chairman of the Board
Howard J. Tytel	64	Senior Executive Vice President, Director of Legal and Governmental Affairs, Director
Thomas P. Benson	48	Executive Vice President, Chief Financial Officer and Treasurer
Kraig G. Fox	42	Executive Vice President, Chief Operating Officer

Michael G. Ferrel.  Please see biography above under “Proposal No. 1 Election of Directors — Director Nominees.”

Howard J. Tytel.  Please see biography above under “Proposal No. 1 Election of Directors — Director Nominees.”

Thomas P. Benson was appointed Executive Vice President, Chief Financial Officer and Treasurer effective February 7, 2005. Mr. Benson has served as Chief Financial Officer and a director of FX Real Estate and Entertainment Inc. from January 2008 until February 2009 and January 2009, respectively. Mr. Benson served as Executive Vice President and Chief Financial Officer of MJX Asset Management from November 2003 through April 2010. Mr. Benson was Chief Financial Officer at FXM, Inc. from August 2000 until February 2005. Mr. Benson served as a Senior Vice President and Chief Financial Officer of SFX Entertainment from March 1999 to August 2000, and as the Vice President, Chief Financial Officer and a director of SFX Entertainment from December 1997.

Kraig G. Fox was appointed Chief Operating Officer on September 30, 2010. Mr. Fox has served as Chief Corporate Development Officer, Executive Vice President and Secretary of the Company since February 7, 2005. Prior to that, Mr. Fox was Senior Vice President at FXM, Inc. since August 2000. Mr. Fox served as Senior Vice President of MJX Asset Management from 2003 until 2009. Mr. Fox was a Vice President at SFX Entertainment from December 1998 through August 2000.

We have entered into employment agreements with all of our executive officers, as described elsewhere in the proxy statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Employee directors do not receive any separate compensation for their board service. Non-employee directors receive the compensation described below.

For 2009, non-employee directors received an annual fee of $82,500 (at a rate of $80,000 per year for payments received through March 31, 2009, and $85,000 per year for payments received after April 1, 2009), paid half in cash and half in shares of restricted Common Stock, or at their election all in shares of restricted Common Stock (see below), plus $1,000 for attendance at each meeting of our board of directors and $750 for attending each meeting of a committee of which he is a member. The chairperson of the audit committee received an additional annual fee of $50,000 and each of the other members of the audit committee received an additional fee of $10,000 for serving on the audit committee, all of which were paid in cash. The chairperson of the nominating and corporate governance committee received an additional annual fee of $10,000 and each of the other members of the nominating and corporate governance committee received an additional annual fee of $5,000, all of which were paid in cash. The chairperson of the compensation committee received an additional annual fee of $17,500 (at a rate of $10,000 per year for payments received through March 31, 2009, and $25,000 per year beginning on April 1, 2009) and each of the other members of the compensation committee received an additional annual fee of $5,000, all of which was paid in cash. All non-employee directors have the option to elect to receive 100% of their compensation in shares of restricted Common Stock. We pay non-employee directors on a quarterly basis and price all grants of Common Stock at the closing price on the last day of the quarter for which such fees relate.

Messrs. Edwin Banks, Jerry Cohen and John Miller were members of a special committee formed to evaluate and oversee our proposed merger transaction with 19X, Inc. and our investments in FX Luxury Realty LLC and its successor, FX Real Estate and Entertainment Inc. Each special committee member was compensated for serving as a member of the special committee. Our board of directors authorized these payments to compensate the members of the special committee for the significant additional time commitment required of them in connection with their duties and responsibilities as members of the special committee. In the first quarter of 2009, Mr. Banks, the chairman of the special committee, and the other members of the special committee, each were paid $2,500 per month for October and November 2008 in connection with the merger transaction. The special committee was dissolved shortly following the termination of the merger agreement with 19X, Inc., which occurred on November 1, 2008.

In addition, in the first quarter of 2009, Messrs. Bleier, Harnick, Langer and Bruce Morrow were each paid $1,000 for attendance at one meeting of the independent members of our board of directors held in October 2008 in connection with the termination of the merger agreement.

The total compensation received by our non-employee directors during fiscal year 2009 is shown in the following table (1):

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(2)	($)

Edwin M. Banks	$74,000	$41,250	$115,250
Edward Bleier	$69,500	$41,250	$110,750
Jerry L. Cohen(3)	$5,000	$106,250	$111,250
Carl D. Harnick	$102,000	$41,250	$143,250
Jack Langer	$87,250	$41,250	$128,500
John D. Miller(4)	$26,500	$10,000	$36,500
Bruce Morrow(5)	$9,587	$8,602	$18,189

(1)	Represents compensation actually paid during the year ended December 31, 2009, which includes compensation for the fourth quarter of 2008 and the first three quarters of 2009.

(2)	Represents the total fair value on the grant date of stock awards made in 2009. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009. All stock awards are made in shares of Common Stock and are granted under our 2005 Plan. In 2009, Mr. Cohen received 21,043 shares, each of Messrs. Banks, Bleier, Harnick and Langer, received 8,241 shares, Mr. Miller received 2,725 shares and Mr. Morrow received 2,344 shares.

(3)	Mr. Cohen elected to receive all his director compensation in shares of Common Stock.

(4)	Mr. Miller resigned as a member of the board of directors on January 12, 2009. The compensation reported in this table reflects the fees received for his service during the fourth quarter of 2008 which was paid to Mr. Miller during the first quarter of 2009. Mr. Miller did not receive any compensation for the period in January 2009 before his resignation.

(5)	Mr. Morrow did not stand for re-election as a member of the board of directors at our annual stockholders meeting on December 18, 2008. The compensation reported in this table reflects a pro rata fee for his service during the fourth quarter of 2008 prior to December 18, 2008, which was paid to Mr. Morrow during the first quarter of 2009.

As discussed above, the holder of our Series C Preferred Stock is entitled to elect the Series C Director. Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with our Certificate of Incorporation. Ms. Priscilla Presley does not receive any compensation for her service as a member of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the number of shares of our Common Stock beneficially owned on October 26, 2010 by:

•	each person who is known by us to beneficially own 5% or more of our outstanding Common Stock,

•	each of our directors, director nominees and named executive officers as set forth in “Executive Compensation and Related Information,” and

•	all of our directors and executive officers, as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our Common Stock.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of options and warrants or the conversion of convertible securities. Accordingly, Common Stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of October 26, 2010, have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities.

Applicable percentage of ownership for each holder is based on 93,105,050 shares of our Common Stock outstanding on October 26, 2010, plus any presently exercisable stock options and warrants held by each such holder, and options and warrants held by each such holder that will become exercisable or convertible within 60 days after such date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Except as otherwise set forth below, the address of each of the persons listed below is c/o CKX, Inc., 650 Madison Avenue, New York, New York 10022.

	Number of Shares of
	Common Stock
	Beneficially		Percentage of
Name of Beneficial Owner	Owned		Common Stock

Beneficial Owners of 5% or More
Robert F.X. Sillerman	19,783,311	(1)	21.2%
The Huff Alternative Fund, L.P.	13,946,612	(2)	15.0%
BlackRock, Inc.	11,924,607		12.8%
Capital Research Global Investors	7,850,000	(3)	8.4%
Directors, Director Nominees and Named Executive Officers:
Michael G. Ferrel	112,722		*
Howard J. Tytel	2,684,494	(4)	2.9%
Thomas P. Benson	1,390,780	(5)	1.5%
Kraig G. Fox	171,400	(6)	*
Edwin M. Banks	24,069	(7)	*
Edward Bleier	35,692	(8)	*
Bryan Bloom	6,033	(9)	*
Jerry L. Cohen	73,124	(10)	*
Carl D. Harnick	58,692	(11)	*
Jack Langer	83,692	(12)	*
Priscilla Presley	6,000		*
Jacques D. Kerrest	0		*
Kathleen Dore	0		*
All current directors and executive officers as a group (12 individuals)	4,646,698		5.0%

*	Represents less than 1%.

(1)	Includes (i) 15,626,919 shares of Common Stock owned of record by Mr. Sillerman which shares have been pledged, together with certain other collateral, to secure a personal loan extended by Deutsche Bank Trust Company Americas to Mr. Sillerman, (ii) 1,000,000 shares of Common Stock owned of record by Laura Sillerman and (iii) 2,556,392 shares of Common Stock owned of record by Sillerman Capital Holdings, L.P., a limited partnership controlled by Mr. Sillerman through a trust for the benefit of Mr. Sillerman’s descendants. In addition, this also includes 600,000 shares of Common Stock subject to vested stock options.

(2)	Includes shares of Common Stock owned of record by an affiliated limited partnership of The Huff Alternative Fund, L.P. William R. Huff possesses the sole power to vote and dispose of all securities of the Company held by these two Huff entities, subject to certain internal compliance procedures.

(3)	Consists of Common Stock owned of record by SMALLCAP World Fund, Inc. (6,250,000 shares) and American Funds Insurance Series, Global Small Capitalization Fund (1,600,000 shares). Capital Research and Management Company (CRMC), an investment adviser registered under the Investment Advisers Act of 1940, is the investment adviser to these two funds. Capital Research Global Investors, a division of CRMC, is deemed to be the beneficial owner of shares held by these funds for ownership reporting purposes under Section 13 of the Exchange Act and the rules and regulations thereunder.

(4)	Includes: (i) 2,126,232 shares of Common Stock owned of record by Mr. Tytel and Sandra Tytel, Mr. Tytel’s spouse, as tenants in common with rights of survivorship; (ii) 419,262 shares of Common Stock owned of record by the Sandra Tytel 1998 Trust for the benefit of Jennifer Tytel; (iii) 120,000 shares of Common stock owned by the Tytel Family Foundation and (iv) 20,000 shares of Common Stock underlying presently exercisable stock options owned by Mr. Tytel.

(5)	Includes: (i) 1,370,780 shares of Common Stock owned of record by Mr. Benson and (ii) 20,000 shares of Common Stock underlying presently exercisable stock options owned by Mr. Benson.

(6)	Includes: (i) 150,000 shares of Common Stock owned of record by Mr. Fox and Allison Fox, Mr. Fox’s spouse, as joint tenants with rights of survivorship; (ii) 5,000 shares of restricted Common Stock issued to Mr. Fox pursuant to our 2005 Plan; and (iii) 16,400 shares of Common Stock underlying presently exercisable stock options owned by Mr. Fox.

(7)	Issued pursuant to our 2005 Plan.

(8)	Includes 33,692 shares of restricted Common Stock issued pursuant to our 2005 Plan and 2,000 shares of Common Stock purchased on the open market.

(9)	Issued pursuant to our 2005 Plan.

(10)	Issued pursuant to our 2005 Plan. Mr. Cohen has elected to receive all of his director compensation in shares of Common Stock.

(11)	Includes: (i) 33,692 shares of restricted Common Stock issued pursuant to our 2005 Plan; and (ii) 25,000 shares of restricted Common Stock granted in June 2005 in consideration for services provided in connection with the completion of our June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Harnick’s commitment to continue to serve as chairman of the audit committee for a period of five years. One half of the shares received by Mr. Harnick were subject to restrictions which lapsed ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares were subject to forfeiture, on a pro rata basis, in the event Mr. Harnick voluntarily resigned his position prior to the expiration of the five-year term. Of the 25,000 shares granted in June 2005, none remain subject to restrictions or forfeiture.

(12)	Includes: (i) 33,692 shares of restricted Common Stock issued pursuant to our 2005 Plan; and (ii) 50,000 shares of restricted Common Stock granted in June 2005 in consideration for services provided in connection with the completion of our public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Langer’s commitment to continue to serve as a financial expert on the board of directors and chairman of the nominating and corporate governance committee for a period of five years. One half of the shares received by Mr. Langer were subject to restrictions which lapsed ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares were subject to forfeiture, on a pro rata basis, in the event Mr. Langer voluntarily resigned his position prior to the expiration of the five-year term. Of the 50,000 shares granted in June 2005, none remain subject to restrictions or forfeiture.

The Promenade Trust holds all of our outstanding shares of Series B Convertible Preferred Stock and our Series C Preferred Stock. As of the close of business on the Record Date, there were 1,491,817 shares of Series B Preferred Stock outstanding and one share of Series C Preferred Stock outstanding and entitled to vote at the annual meeting. Each share of our Series B Preferred Stock and Series C Preferred Stock will be entitled to vote on an as converted basis, with each share entitled to one vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and changes in ownership of our Common Stock. Such individuals are also required to furnish us with copies of all such ownership reports they file.

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that during 2009, all SEC filings of its directors and executive officers and persons who own more than 10% of its outstanding Common Stock were timely filed.

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Under the terms of their employment agreements, certain of our employees, including Messrs. Tytel and Benson, were permitted to spend a portion of their time providing services for Mr. Sillerman and/or certain affiliates when Mr. Sillerman was Chairman and Chief Executive Officer of the Company. In addition, certain of our non-management employees provided services for Mr. Sillerman and/or certain affiliates. Our compensation committee reviews the amount of time spent on outside endeavors by our employees on a quarterly basis, and to the extent the compensation committee believes any such employee is engaging in outside activities at a level whereby he or she is being compensated by us for the time spent on such outside activities, the compensation committee may require that the employee reduce the level of outside services being performed, and further, may require that the recipient of such services (either Mr. Sillerman or certain affiliates) reimburse us for the compensation attributable to the time spent thereon. In 2009, the compensation committee determined that certain of our non-management employees had provided services to Mr. Sillerman with an aggregate value of $173,867. Mr. Sillerman’s salary for the year ended December 31, 2009, was reduced by such amount to compensate us for such services.

Exercise of Amended Call Option

In March 2005, in connection with our acquisition of 19 Entertainment Limited (“19 Entertainment”), certain sellers of 19 Entertainment entered into a Put and Call Option Agreement that provided them with certain rights whereby, during a period of 20 business days beginning March 17, 2011, we could exercise a call right to purchase the Common Stock of such stockholders at a price equal to $24.72 per share and these sellers could exercise a put right to sell the Common Stock to us at a price equal to $13.18 per share. Of the 1,672,170 shares of Common Stock covered by the Put and Call Option Agreement, 1,507,135 were held by Simon Fuller.

On June 8, 2009, we entered into an amendment to the Put and Call Option Agreement with Mr. Fuller. Pursuant to the amendment, the call price with respect to 1,138,088 of Mr. Fuller’s shares (the “Interim Shares”) was reduced to $13.18 per share and the exercise periods for the put and call of such shares were accelerated to allow for their exercise at any time commencing on the date of the amended agreement. The terms of the original Put and Call Option Agreement remain in place with respect to Mr. Fuller’s remaining 369,047 shares of our Common Stock.

Immediately following execution of the amendment to the Put and Call Option Agreement, we exercised our call option with respect to the Interim Shares and paid to Mr. Fuller a gross purchase price of $15.0 million. We paid the full purchase price out of cash on hand. The Interim Shares purchased by us were recorded as treasury shares. We recorded a cost of $0.8 million for payroll-related taxes associated with the exercise of the call option.

Transactions Involving FX Real Estate and Entertainment Inc.

During 2009, we engaged in a series of transactions with FX Real Estate and Entertainment Inc. (“FXRE”) [NASDAQ: FXRE], each of which is described below.

Terminated License Agreements

In June 2007, Elvis Presley Enterprises, Inc. (“EPE”), a majority-owned subsidiary of the Company, entered into a worldwide license agreement with FXRE granting FXRE the exclusive right to utilize Elvis Presley-related intellectual property in connection with the development, ownership and operation of Elvis Presley-themed hotels, casinos and certain other real estate-based projects and attractions around the world. Muhammad Ali Enterprises, LLC (the “Ali Business”) also entered into a worldwide license agreement with FXRE, granting FXRE the right to utilize Muhammad Ali-related intellectual property in connection with Muhammad Ali-themed hotels and certain other real estate-based projects and attractions.

Under the terms of the license agreements, FXRE was required to pay to EPE and the Ali Business a specified percentage of the gross revenue generated at the properties that incorporate the Elvis Presley and Muhammad Ali intellectual property, as applicable. FXRE was required to pay a guaranteed annual minimum royalty during each year of the agreement, which amount was to be recoupable against royalties paid during such year as described above. The aggregate guaranteed minimum royalty due for 2007 was $10.0 million, which amount was paid, together with interest of $0.4 million in April 2008.

On March 9, 2009, following FXRE’s failure to make the $10 million annual guaranteed minimum royalty payments for 2008 when due, EPE and the Ali Business entered into a Termination, Settlement and Release agreement with FXRE, pursuant to which the parties agreed to terminate the EPE and Ali Business license agreements and to release each other from all claims related to or arising from such agreements. In consideration for releasing FXRE from any claims related to the license agreements, EPE and the Ali Business will receive 10% of any future net proceeds or fees received by FXRE from the sale and/or development of the Las Vegas properties, up to a maximum of $10 million. FXRE has the right to buy-out this participation right at any time prior to April 9, 2014 for a payment equal to (i) $3.3 million, plus (ii) 10% of any proceeds received from the sale of some or all of the Las Vegas properties during such buy-out period and for nine months thereafter, provided that the amount paid under (i) and (ii) shall not exceed $10 million.

Shared Services Agreement

Prior to June 30, 2009, we were party to a shared services agreement with FXRE, pursuant to which certain of our employees, including members of senior management, provided services for FXRE, and certain of FXRE’s employees, including members of senior management, were available to provide services to us. The services provided pursuant to the shared services agreement included management, legal, accounting and administrative. The agreement was terminated by mutual agreement of the parties effective as of June 30, 2009.

Charges under the shared services agreement were made on a quarterly basis and were determined by taking into account a number of factors, including but not limited to, the overall type and volume of services provided, the individuals involved, the amount of time spent by such individuals and their current compensation rate with us with which they are employed. Each quarter, representatives of the parties met to (i) determine the net payment due from one party to the other for provided services performed by the parties during the prior calendar quarter, and (ii) prepare a report in reasonable detail with respect to the provided services so performed, including the value of such services and the net payment due. The parties were required to use their reasonable, good-faith efforts to determine the net payments due in accordance with the factors described in above. Charges under the shared services agreement were reviewed by the audit committee.

For the year ended December 31, 2008, we billed FXRE $1.6 million for professional services, primarily accounting and legal services, performed under the shared services agreement. FXRE paid $1.3 million of the

2008 shared services costs prior to year-end. The $0.3 million outstanding at December 31, 2008, was paid to us in February 2009.

Loan to Promenade Trust

On December 8, 2009, we made a loan to The Promenade Trust in the amount of approximately $0.5 million. The Promenade Trust holds our Series B Convertible Preferred Stock and our Series C Preferred Stock and is the owner of the minority equity interest in the Presley Business. The principal amount of the loan along with interest was repaid from the proceeds of the February 8, 2010, quarterly dividend on the preferred stock.

Loan Prepayment

On July 13, 2009, we prepaid $300,000 of principal payment due in February 2012 under our subordinated promissory note that was issued in connection with the acquisition of the Presley Business.

650 Madison Avenue

We have historically subleased from a third party the entire 16th and a portion of the 15th floors at 650 Madison Avenue, for our principal corporate offices in New York, New York. The remainder of the 15th floor at 650 Madison Avenue was subleased from the same sublessor by Flag Anguilla Management (“Flag Anguilla”), a company in which Robert F.X. Sillerman is the majority shareholder. Both the CKX and Flag Anguilla subleases had cross default provisions, so that a default by Flag Anguilla under its sublease could have resulted in the sublessor calling a default under our sublease, thereby forcing us to vacate our office space. For administrative convenience and to protect us from any cross default risk, we have historically paid the rent for the full space directly to the sublessor, and Flag Anguilla has then immediately reimbursed us for its portion of the monthly rent ($42,000). Starting with October 2008, Flag Anguilla stopped reimbursing us for its portion of the monthly rent. In order to avoid a potential cross default as referenced above, we elected to continue to make payment on the full space and seek payment after the fact from Flag Anguilla. Through January 31, 2009, we have made unreimbursed rental and related payments (including landlord real estate taxes and operating expenses) for the benefit of Flag Anguilla in the amount of $212,626. All amounts paid by us on behalf of Flag Anguilla were reimbursed to us in March 2009.

Upon payment of the outstanding amounts referenced above, we reached an agreement with Flag Anguilla, Flag Luxury Properties, a company in which Robert F.X. Sillerman owns approximately 33% of the outstanding equity, and FXRE, pursuant to which (i) Flag Anguilla assigned its sublease for its portion of the 15th floor to us and vacated the space, and (ii) we sublicensed a portion of such space to each of Flag Anguilla, Flag Luxury Properties and FXRE. The terms of the agreements run concurrent with the term of our sublease for the space (expiring in 2013). Following the assignment of the sublease for a portion of the 15th floor by Flag Anguilla, we sublease 24,546 square feet, comprising the entire 16th and 15th floors. We are responsible for payment of the full rental amount each month to the sublandlord, and each of Flag Anguilla, Flag Luxury Properties and FXRE pay its pro rata share of the rent for the space it occupies to us, with such payments made on the first day of every month during the term. Each agreement is terminable at the option of Flag Anguilla, FXRE or Flag Luxury Properties, as the case may be, on 90 days written notice, and is terminable at our option upon the failure of Flag Anguilla, FXRE or Flag Luxury Properties, as the case may be, to make a single rental payment when due, subject to a five (5) day cure period. As of December 31, 2009, and through October 2010, Flag Anguilla, FXRE and Flag Luxury Partners were each current on all rent payments.

Technology Company Investment

On May 1, 2009, we made a payment of $100,000 in the form of a convertible promissory note to a venture-stage music-oriented technology company that is affiliated with a former director of the Company. We expensed the full amount of this payment as and when the funds were used. On August 31, 2009, we entered into a letter of intent with this same company setting forth terms for a proposed technology license and development services agreement. Upon execution of the letter of intent, we paid $100,000 as an advance license fee, with an additional $50,000 advance license fee paid on October 13, 2009. We paid an additional $750,000 in November 2009 upon execution and delivery of a long form development service agreement. As with the initial May payment, these amounts have been recorded as development expense.

Transactions with Simon Fuller

On January 13, 2010, we entered into a series of agreements with Simon Fuller (i) securing Mr. Fuller’s long term creative services as a consultant, (ii) providing us with an option to invest in XIX Entertainment Limited, a new entertainment company that Mr. Fuller has launched, and (iii) agreeing to the termination of Mr. Fuller’s employment with 19 Entertainment, our wholly owned subsidiary. We elected not to exercise the option to invest in XIX Entertainment prior to its expiration on March 15, 2010. Pursuant to the Consultancy Agreement, we have engaged Mr. Fuller to provide services, including executive producer services, in respect of the Company’s American Idol, So You Think You Can Dance and If I Can Dream programs. In consideration for providing these services, Mr. Fuller will receive 10% of the net profits of each of the aforementioned programs for the life of the programs as long as Mr. Fuller continues to provide consulting services with respect to such programs. For calendar year 2010, Mr. Fuller will receive $5.0 million as an advance against the 10% fee and it is estimated that Mr. Fuller may receive a total of between $8.0 million and $10.0 million for 2010, inclusive of the advance, pursuant to the Consultancy Agreement. For each year after 2010, subject to certain conditions, Mr. Fuller will receive, as an annual advance against the 10% fee, $3.0 million if American Idol remains on the air and $2.0 million if So You Think You Can Dance remains on the air. The advances are non-refundable to us, but we may recoup the amount of such advances from the 10% fee payable to Mr. Fuller. In addition to the aforementioned payment, Mr. Fuller will receive £1.5 million ($2.4 million) in consideration for providing creative and strategic advice with respect to our overall business through July 13, 2010.

We have incurred approximately $4.3 million in separation and consulting costs to Mr. Fuller over the first two quarters of 2010, which includes the £1.5 million ($2.4 million) consulting fee referenced above. We also paid Mr. Fuller £0.5 million ($0.8 million) in January 2010, representing consideration for our option to invest in Mr. Fuller’s new entertainment company, which expired on March 15, 2010; we elected not to exercise the option and the payment will therefore be expensed in the first quarter of 2010.

In addition to the costs described above, 19 Entertainment recognized a non-cash impairment charge of $2.5 million as of December 31, 2009, to reduce the carrying amount of assets of Storm as a result of Simon Fuller’s resignation from 19 Entertainment and the resulting reduction in his role in the management, oversight and direction of that business. We acquired a 51% interest in Storm, a U.K.-based modeling agency in the third quarter of 2009, with the expectation that Mr. Fuller would be a key contributor to its growth and operations.

Upon entering into these agreements, Mr. Fuller resigned as a director of the Company and as an officer and director of 19 Entertainment.

In connection with this transaction, management undertook a review of each of the businesses conducted by 19 Entertainment and decided to focus its efforts principally around its established IDOLS and So You Think You Can Dance brands. Following this review, management determined to exit most of the other businesses within 19 Entertainment by the end of 2010, including the shut-down of its If I Can Dream brand. In pursuit of this plan, on August 11, 2010, certain of the businesses and assets of 19 Entertainment that the Company intended to exit were sold to XIX Management Limited, a company owned and controlled by Simon Fuller. These businesses and assets, which included the Company’s interest in Beckham Brands Limited, an interest in a fashion-based partnership and some U.K. recorded music and management assets, were sold for the approximate book value of the transferred business. As a result of these transactions, the Company has substantially reduced 19 Entertainment’s spending on programming and new development projects and the associated selling, general and administrative expenses.

Transactions with Robert F.X. Sillerman

On May 7, 2010, Mr. Sillerman resigned as Chairman of the Board and Chief Executive Officer of the Company effective immediately. In connection with his resignation, Mr. Sillerman and the Company agreed to the terms of a separation and consulting agreement. Pursuant to the terms of the separation and consulting agreement, we agreed to treat Mr. Sillerman’s resignation as a “constructive termination without cause” for purposes of Mr. Sillerman’s pre-existing employment agreement with us. As a result, Mr. Sillerman received a cash severance payment of $3,316,749, we reimbursed Mr. Sillerman for certain unreimbursed business expenses incurred prior to separation, and Mr. Sillerman received a cash payment of $95,721 in respect of his accrued but unused vacation. We also agreed to provide Mr. Sillerman with $25,000 in each of 2010, 2011 and 2012, and $10,000 each year thereafter, to cover certain of Mr. Sillerman’s health insurance costs. Pursuant to the terms of the agreement, all Company stock options held by Mr. Sillerman under our 2005 Plan became immediately exercisable in connection with his termination and, subject to Mr. Sillerman’s compliance with certain terms of the separation and consulting agreement, will remain exercisable for the remainder of their original term. Similar to the terms of his pre-existing employment agreement, we are obligated to provide Mr. Sillerman with a “golden parachute” excise tax gross-up in certain circumstances.

Mr. Sillerman and the Company also entered into a non-exclusive consulting arrangement whereby Mr. Sillerman will receive a consulting fee of $1 million in connection with his continued availability to promote the best interests of the Company and its subsidiaries for a one-year period following the execution of the separation and consulting agreement. In addition to the consulting fee, Mr. Sillerman will be reimbursed for the monthly cost of reasonable office space, an administrative assistant and a car and driver until December 31, 2011, with an aggregate monthly cost not to exceed $25,000.

In consideration for the severance payment and the consulting fee, Mr. Sillerman released us from all claims arising out of his employment, shareholder and/or other relationship with us and the termination of such relationships. The indemnification and confidentiality provisions in Mr. Sillerman’s pre-existing employment agreement are to remain in full force and effect and the Company and Mr. Sillerman agreed to enter into a mutual non-disparagement provision.

Consulting Arrangement with Priscilla Presley

On February 7, 2005, EPE and EPE Holding Corporation, a wholly-owned subsidiary of the Company, entered into a consulting agreement with Ms. Priscilla Presley securing Ms. Presley’s consulting services in connection with promotion of EPE’s business. Pursuant to the terms of the consulting agreement Ms. Presley was paid $560,000 in 2009. On July 12, 2010, the consulting agreement was amended, effective as of the date of the amendment, to increase Ms. Presley’s annual consulting fee to $800,000. In connection with the execution of this amendment, Ms. Presley received a $250,000 bonus in July 2010.

Vendor Loan

In 2007, we entered into a $1.8 million loan agreement with a vendor that provides marketing and branding consulting services to us. This vendor is owned by several individuals who collectively own less than a one percent interest in the Company. The loan bears interest at 10% per annum due monthly, which has been paid currently through December 31, 2009. Principal payments are due in each February during the years 2009 through 2012 based on a rate of 50% of the vendor’s cash flow, as defined. All amounts outstanding under the loan come due in August 2012. No principal payments were due or have been made through February 2010 as the vendor had negative cash flow. The loan is personally guaranteed by the four principals of the vendor. $1.8 million was outstanding under the loan agreement at December 31, 2009. We entered into a consulting agreement with the vendor in 2007 that terminates in December 2010 and provides for us to pay monthly consulting fees that would total $1.8 million over the term of the agreement; $0.5 million, $0.5 million and $0.2 million were expensed under the agreement in the years ended December 31, 2009, 2008 and 2007, respectively. The consulting agreement may be terminated by either party upon sixty days notice.

Approval Process

In accordance with our policy to have all related party transactions reviewed and unanimously approved or ratified by our independent directors, all of the transactions disclosed above were reviewed and unanimously approved or ratified by our independent directors.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for its fiscal year ending December 31, 2010. The audit committee has reviewed Deloitte & Touche LLP’s independence from the Company as described in the “Report of the Audit Committee.” In appointing Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and in recommending that our stockholders ratify the appointment, the audit committee has considered whether the non-audit services provided by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence from the Company and has determined that such services do not impair Deloitte & Touche LLP’s independence.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent auditors is not required by our charter or otherwise. However, our board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board or audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our board or audit committee determined that such a change would be in our and our stockholders’ best interests.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the shares of our outstanding stock present in person at the annual meeting or represented by proxy is required for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

REPORT OF THE AUDIT COMMITTEE*

Our board’s audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board. The charter can be viewed, together with any future changes that may occur, on our corporate website at www.ckx.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the requirements of the NASDAQ listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon, and issuing a report on the effectiveness of our internal control over financial reporting. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee has met and held discussions with management and the independent auditors with respect to our consolidated financial statements for fiscal year 2009 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our independent auditors also provided to the audit committee the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board and in connection therewith the audit committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings include, whenever appropriate, executive sessions with our independent auditors without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Respectfully submitted,

Members of the Audit Committee

Carl D. Harnick, Chairman
Jack Langer
Jerry Cohen
Edwin M. Banks

*  The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANT AND FEES PAID

The following table sets forth the fees paid by us and our subsidiaries for services rendered by Deloitte & Touche LLP for the years ended December 31, 2009, and December 31, 2008:

	2009	2008

Audit Fees(1)	$2,745,397	$2,778,652
Audit-Related Fees	—	—
Tax Fees(2)	148,441	81,855
All Other Fees	—	—

Total	$2,893,837	$2,860,507

(1)	Audit fees in 2008 include $82,000 related to acquisition-related services and a terminated merger transaction.

(2)	Tax fees related to tax compliance, advice and planning.

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The audit committee of our board of directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the audit committee, or entered into pursuant to the pre-approval policy. Pre-approval authority may be delegated to one or more members of the audit committee. Any non-audit work by our independent registered public accounting firm that commences prior to approval by the audit committee is subject to a full refund of all fees paid by us. The audit committee has delegated authority to pre-approve all non-audit services to the chairman of the audit committee, provided such services do not, in the aggregate, exceed $50,000 per project. In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Compensation Committee

The compensation committee of the board of directors has responsibility for overseeing all aspects of the compensation program for the Chief Executive Officer and our other executive officers who report to the Chief Executive Officer. In addition, the compensation committee reviews and approves the annual compensation packages, including incentive compensation programs, for the members of senior management of each of our subsidiaries and divisions. The compensation committee also administers our 2005 Plan , and reviews and makes recommendations to our full board of directors (or approves) all awards of shares or share options pursuant to our equity-based plans. The compensation committee members are Bryan Bloom (Chairman), Edward Bleier and Edwin M. Banks, all of whom have been deemed by the board of directors to be independent within the meaning of the rules and regulations of the SEC and NASDAQ, our Corporate Governance Guidelines, and Section 162(m) of the Internal Revenue Code.

The compensation committee has retained an independent compensation consultant, Lyons, Benenson & Company Inc., to assist the compensation committee in fulfilling its responsibilities and to provide advice with respect to all matters relating to executive compensation and the compensation practices of similar companies. The consultant is engaged by, and reports directly to, the compensation committee and does not perform other non-executive compensation consulting services for us. Harvey Benenson generally attends all meetings of the compensation committee on behalf of Lyons, Benenson & Company Inc. The compensation committee also regularly consults with our in-house legal department and outside counsel and has authority under its charter to retain independent outside counsel if it deems necessary.

Overview of Compensation Program

Our philosophy on senior executive compensation is to ensure that all elements of our compensation program work together to attract, motivate and retain the executive, managerial and professional talent needed to achieve our strategy, goals and objectives. The compensation committee and the Company are also committed to the principles inherent in paying for performance and structure the compensation program to deliver rewards for exemplary performance and to withhold rewards and impose other consequences in the absence of such performance.

The specific objectives of the compensation program are to:

•	Ensure that the interests of our executives are aligned with those of its stockholders;

•	Offer a total compensation program that is competitive with the compensation offered by the companies with which we compete for executive talent;

•	Provide incentive to achieve financial goals and objectives, both in terms of financial performance and shareholder return; and

•	Provide opportunity for reward that fosters executive retention.

Components of Compensation for Named Executive Officers

The compensation committee’s process of reviewing the executive compensation program and setting compensation levels for our “named executive officers” or “NEOs” (as defined below) involves several components. During the first quarter of each year, the compensation committee reviews each NEO’s total compensation. The compensation committee members also meet regularly with the NEOs at various times during the year, both formally within board meetings and informally outside of board meetings, which allows the compensation committee members to assess directly each NEO’s performance. The compensation committee also solicits input from all non-employee directors as to the Chairman and Chief Executive Officer’s performance during the year. These inputs are used in considering the compensation for the Chairman and Chief Executive Officer. In addition, the Chairman and Chief Executive Officer annually presents his evaluation of each NEO to the compensation committee, which includes a review of each officer’s contributions and performance over the past year, as well as their strengths, weaknesses and potential. The compensation committee also solicits input on the NEOs from other committees of our board of directors, which input is used in considering each NEO’s contribution and performance over the past year. The Chairman and Chief Executive Officer also presents compensation recommendations for the compensation committee’s consideration. Following the Chairman and Chief Executive Officer’s presentation and a review of data on competitive pay practices, the compensation committee makes its own assessments and formulates compensation decisions on each element of compensation for each of the NEOs.

The key elements of annual executive compensation are base salary, annual performance-based incentive awards and long-term incentive awards. In considering appropriate levels of annual and long-term incentive compensation, we take into account the extent to which existing incentives, including each executive’s existing stock ownership in the Company and the existence or lack of any vesting provisions or restrictions on resale with respect thereto, provide a sufficient degree of economic incentive to continue our success. The compensation committee also reviews and analyzes the compensation of key executive officers in other communications and entertainment companies and may be guided in its decision making by the results of such analyses. The companies comprising this “peer” group for 2009 were: 4kids Entertainment, Inc.; Cablevision Systems Corporation; DreamWorks Animation SKG, Inc.; Gaiam, Inc.; Lions Gate Entertainment Corp.; Live Nation, Inc.; Marvel Entertainment, Inc.; Sirius XM Radio, Inc.; and World Wrestling Entertainment, Inc. The compensation committee used this group to consider the form and structure of compensation elements among communications and entertainment companies having some characteristics in common with us.

Base Salary

We believe that entering into employment agreements with its most senior executives helps ensure that our core group of managers will be available to us and our stockholders on a long-term basis. As such, the base salaries of the Chief Executive Officer and the other NEOs were first set when the executives entered into their respective employment agreements with us. In determining the contractual amounts in those employment agreements, the compensation committee considered the nature and responsibility of each of their respective positions, the incentives provided by already held equity positions in the Company and what was necessary and appropriate to retain a management group with a proven track record. In establishing the salaries for Messrs. Tytel and Benson under their new employment agreements (described below), the compensation committee reviewed the salaries of other executives holding similar positions, with comparable experience at similarly situated companies. The original employment agreements of Messrs. Sillerman, Slater, Tytel and Benson provided for a base salary that escalated annually by an amount not less than the greater of five percent or the rate of inflation. As noted below under “Employment Agreements,” the new employment agreements for Messrs. Tytel and Benson do not provide for a guaranteed annual escalation of base salary. For a detailed description of the employment agreements see “Employment Agreements” below.

Annual Incentives

In March 2009, the compensation committee adopted an incentive compensation plan for Messrs. Sillerman, Fuller, Slater, Tytel and Benson for 2009. The 2009 annual incentive compensation plan provided a target bonus for each executive and established financial performance goals for us which, if achieved at varying levels, would result in payment of an escalating percentage of such target bonus to the executives. The compensation committee selected OIBDAN-based financial targets to measure achievement because it considers OIBDAN to be an important indicator of the operational strengths and performances of our businesses. OIBDAN, a non-GAAP financial metric generally employed as a measure of cash flow, is defined for the purposes of the senior executive incentive compensation plan as operating income (loss) before corporate expense, non-cash depreciation of tangible assets, non-cash amortization of intangible assets, non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets and certain one-time adjustments.

The 2009 annual incentive compensation plan was structured as a formulaic calculation, incorporating the OIBDAN budget goals established by management at the outset of 2009, and then weighting the performance relative to budget for the Company on a consolidated basis and for each of its divisions. The OIBDAN targets for us as well as each of its divisions represented amounts that would evidence growth over financial performance for the prior year. The budget targets, formulaic weighting, the actual results, for each business unit (as calculated in accordance with the plan) and the percent of budget target achieved are reflected in the chart below.

		Formulaic		Percentage of
		Weighting		Budget Target
	Budget Target	(%)	Results(1)	(%)
	($ millions)		($ millions)

CKX	103.3	60	91.8	88.9
19 Entertainment	85.0	20	71.3	83.8
Elvis Presley Enterprises	17.4	15	18.9	108.9
Muhammad Ali Enterprises	.966	5	1.2	119.8

(1)	The actual OIBDAN achieved by each business unit under the plan does not reflect OIBDAN as reported by us and our subsidiaries as part of the year-end results due to the inclusion of certain one time adjustments that the compensation committee determined necessary and appropriate to determining the performance of each unit under the plan.

The compensation committee determined target bonus amounts for each executive officer based on competitive data compiled on our peer group as well as additional data (annual incentive structures, not levels) drawn from the public filings pertaining to key executive incentive compensation in other media and entertainment companies. A bonus funding formula was established wherein 50% of the target bonus for each executive attributable to the Company and each division would be deemed earned at 90% achievement of budgeted goals, 100% of the target bonus would be deemed earned at 100% achievement and 200% of the target bonus would be deemed earned at 120% achievement, with a sliding scale of escalation between performance thresholds. If a business unit achieved less than 90% of its OIBDAN goal, there would be no bonus funding in respect of that unit. So by way of example, as a result of neither CKX nor 19 Entertainment surpassing the 90% of budget threshold (88.9% and 83.8% respectively, as evidenced in the chart above), no amount of the target bonus attributable to CKX and 19 Entertainment became payable (as evidenced in the chart below).

The target amount for each executive, the earned bonus amount attributable to each unit, the total formulaic amount earned and the total bonus paid to each executive are reflected in the chart below (amounts in dollars unless otherwise indicated).

		Amount Earned	Amount Earned	Amount Earned	Amount Earned	Total Formulaic	Total Bonus
	Target	Attributable	Attributable to	Attributable	Attributable	Bonus Earned	Paid
Executive Officer	Amount	to CKX	19 Entertainment	to EPE	to MAE	Under Plan	for 2009

Robert F.X. Sillerman(1)	1,600,000	0	0	346,800	159,200	506,000	506,000
Thomas P. Benson	325,000	0	0	70,444	32,337	102,781	300,000
Simon R. Fuller(2)	£1,500,000	0	0	£325,125	£149,250	£474,375	£750,000
Mitchell J. Slater(3)	325,000	0	0	70,444	32,337	102,781	51,390
Howard J. Tytel	325,000	0	0	70,444	32,337	102,781	102,781

(1)	Mr. Sillerman’s employment with the Company ended on May 7, 2010.

(2)	Mr. Fuller’s employment with the Company ended on January 13, 2010.

(3)	Mr. Slater’s employment with the Company ended on February 7, 2010.

With respect to Mr. Benson, upon the recommendation of the audit committee, the compensation committee elected to pay Mr. Benson the amount of $197,219 in excess of the amount earned under the bonus plan, resulting in a bonus of $300,000. With respect to Mr. Fuller, and upon the strong recommendation of the Chief Executive Officer, the compensation committee approved a payment in December 2009, prior to confirmation of the amount ultimately earned under the plan, equal to 50% of Mr. Fuller’s target bonus amount for the year. In connection with Mr. Fuller’s resignation from 19 Entertainment as more fully described below under “Employment Agreements,” it was agreed that Mr. Fuller would retain the bonus previously paid and that no further consideration would be given to Mr. Fuller’s participation in the incentive compensation plan. With respect to Mr. Slater, the compensation committee determined to pay 50% of the amount otherwise earned under the plan. This decision to reduce the amount paid to Mr. Slater was based on the reduced role undertaken by Mr. Slater in the management of the Company as the Company transitioned towards his resignation as Chief Operating Officer at the expiration of his employment agreement in February 2010. For Messrs. Sillerman and Tytel, the committee elected to pay the formulaic bonus amounts achieved under the plan.

2010 Incentive Plan

In March 2010, the compensation committee adopted an annual incentive compensation plan for 2010 applicable to Messrs. Sillerman, Tytel and Benson. The 2010 annual incentive compensation plan establishes financial performance goals for us which, if achieved at varying levels, results in payment of an escalating percentage of the target bonus to the executives. The compensation committee selected OIBDAN-based financial targets to measure achievement because it considers OIBDAN to be an important indicator of the operational strengths and performances of our businesses. Each of the target bonuses for Messrs. Sillerman, Tytel and Benson are intended to qualify for the exemption from the deductions limitations of Section 162(m) of the Internal Revenue Code.

The financial performance threshold for payment of bonuses (the “Performance Target”) is $85 million and is based solely upon an OIBDAN target for us on a consolidated basis. For 2010, the committee adopted target bonuses for Messrs. Sillerman, Tytel and Benson of $1,600,000, $450,000 and $350,000, respectively.

Below the threshold of 90% of the Performance Target, no bonuses would be earned. At 90% achievement of the Performance Target, 50% of the target bonus would be earned. At 100% achievement, 100% of the target bonus would be earned. At 120% achievement, 200% of the target bonus would be earned. The percent of the target bonus earned will increase by five percentage points for each one percentage point increment in OIBDAN between 90% and 100% of the Performance Target and the percent of the target bonus earned will also increase by five percentage points for each one percentage point increment in OIBDAN between 100% and 120% of the Performance Target. The compensation committee may adjust actual performance results at year end for the effect of unforeseen changes in law, impacts of acquisitions and/or divestitures and extraordinary items (as defined by U.S. GAAP) that might have affected OIBDAN. In addition, the OIBDAN used in determining whether the Performance Target has been met is net of the expense for the bonuses themselves. The compensation committee also retains the discretion to adjust downward the bonus payable to an executive based on these evaluations.

In addition to the annual incentive compensation plan described above, in connection with the appointment of Robert Dodds as Chief Executive Officer of 19 Entertainment on January 29, 2010, and the accompanying amendment to his employment agreement, the compensation committee approved a calendar year 2010 bonus plan for Mr. Dodds. Mr. Dodds had previously served as President of 19 Entertainment since August 2006. The target bonus amount in Mr. Dodds’ bonus plan was set at £500,000. The 2010 target OIBDAN for 19 Entertainment was set as $80 million, provided that OIBDAN would be calculated in a manner consistent with 2009 calculations and provided further that OIBDAN would be calculated without giving effect to any payments made (i) to Ryan Seacrest pursuant to the 2009 agreements between us and Ryan Seacrest or related entities (“Seacrest Agreements”), (ii) to us or 19 Entertainment from any third party in respect of services performed by Ryan Seacrest under or pursuant to the Seacrest Agreements (iii) to Simon Fuller pursuant to his January 2010 Consultancy Deed in excess of £504,000, (iv) to Simon Fuller under the Compromise Agreement of January 2010, or (v) that are non-recurring “one time” payments or charges as agreed between the compensation committee and Mr. Dodds provided that if there is a dispute as to the characterization of a payment or charge, the determination as to whether such payment or charge was a non-recurring “one time” item shall be based on the characterization of such item by 19 Entertainment’s auditors. Upon 19 Entertainment achieving 90% of the OIBDAN target, Mr. Dodds would be entitled to receive 50% of his target bonus. Upon achieving 100% of the OIBDAN target, Mr. Dodds would be entitled to receive 100% of his target bonus. The bonus amount shall be increased pro rata for achievement of between 90% and 100% of the OIBDAN target.

The compensation committee also retains the discretion to approve bonuses outside of the annual incentive compensation plan if such bonuses are in the best interests of the Company and its stockholders. Any such bonuses granted outside of the plan, however, would not qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code.

Long-Term Incentives

We maintain the 2005 Plan, which was adopted by the board of directors in February 2005 and subsequently approved by our stockholders at a special meeting in March 2005. This plan, which is administered by the compensation committee, permits the use of stock options, restricted stock, stock, performance shares or awards, stock appreciation rights and other forms of long-term incentives.

Upon the recommendation of management, in March 2009, the compensation committee approved grants of stock options for 1,390,000 shares to 54 employees, which are distributed among our subsidiaries and our corporate headquarters. Among these stock options, 250,000 were granted to each of Messrs. Sillerman and Fuller, 125,000 were granted to Mr. Dodds and 100,000 were granted to each of Messrs. Slater, Tytel and Benson. In considering management’s recommendations, the compensation committee reviewed the duties and responsibilities, salary levels and performance assessments of each of the prospective stock option recipients and approved all requested grants.

In January 2007, the compensation committee adopted a policy whereby all annual awards of stock options issued in connection with the year-end compensation review are to be granted on the first business day that is 72 hours after the release of our earnings. We believe that this policy aligns our employee’s interests with those of our stockholders as the price of award grants will be determined at a time when there is maximum transparency regarding our financial results. In addition to these annual grants, management and the compensation committee retain the flexibility to make grants of equity awards from time to time during the year, including to new employees. Equity awards to new employees will be granted and priced at the close of the market on the day that employment commences. In accordance with this policy, all stock options approved by the compensation committee in March 2009 were granted on March 13, 2009, which was the first business day 72 hours after the filing of our annual report on Form 10-K for the Year Ended December 31, 2008.

In April 2008, our Chief Executive Officer and Chairman recommended, and the compensation committee approved, a grant of 200,000 shares of restricted stock to Mr. Fuller based on the performance of 19 Entertainment Limited, the subsidiary of which Mr. Fuller serves as Chief Executive Officer. The restrictions on the shares were to lapse ratably over a five year period, provided that all restrictions would lapse upon 19 Entertainment exceeding a pre-established financial performance target for 2008. We established a threshold amount of $76 million, measured by OIBDAN that, if surpassed, would evidence substantial growth over 2007. In March 2009, the compensation committee determined that 19 Entertainment had met its financial performance target for 2008 by achieving OIBDAN of $80.6 million and the restrictions on Mr. Fuller’s restricted stock grant lapsed accordingly. The decision to make this grant to Mr. Fuller was in large part in recognition of 19 Entertainment substantially exceeding its budgeted results for 2007 and the continued outstanding performance of the American Idol platform in 2007, including the television show, record sales and the summer tour.

In connection with Mr. Fuller’s resignation from 19 Entertainment in January 2010 (as more fully described below under “Employment Agreements”), options to acquire 290,000 shares of Common Stock held by Mr. Fuller which had not yet vested became fully vested and exercisable. Upon Mr. Slater’s resignation from the Company in February 2010 (as more fully described below under “Employment Agreements”), options to acquire 100,000 shares of Common Stock held by Mr. Slater which had not yet vested became fully vested and exercisable. In each case, the compensation committee approved the terms of the separation with the executive, including the acceleration of vesting of the stock options.

Perquisites

We provide our NEOs with perquisites and other personal benefits that we and the compensation committee believe are reasonable and consistent with our objective of attracting and retaining exceptional executive talent. Perquisites to the named NEOs for 2009 included the following:

•	We provided a $24,000 car allowance to each of Messrs. Sillerman, Slater, Tytel and Benson and a $21,597 car allowance to Mr. Fuller. We provided a $4,930 car insurance allowance to Mr. Dodds.

•	We paid health and insurance premiums for each of Messrs. Sillerman, Slater, Tytel and Benson in the amount of $23,746 and for Mr. Dodds in the amount of $6,663.

•	We contributed $1,878 to a personal pension scheme maintained in the United Kingdom by Mr. Fuller on his behalf.

•	Certain of our employees are permitted to provide services to Mr. Sillerman and/or entities he controls, provided that we are reimbursed for the fair value of such services, as determined by the compensation committee. The compensation committee determined the value of the services provided in 2009 by certain of our employees to Mr. Sillerman and/or entities he controls was $173,867. Mr. Sillerman’s salary for the year ended December 31, 2009, was reduced by such amount to compensate us for such services.

401(k) Plan

We maintain a retirement savings plan, or a 401(k) Plan, for the benefit of its eligible employees. Employees eligible to participate in our 401(k) Plan are those employees who have attained the age of 21 and have been employed by us for a period of at least three months. Employees may elect to defer their compensation up to the statutorily prescribed limit. We match 100% of the first 3% of each employee’s salary deferred into the plan and 50% of the next 2% of an employee’s salary deferred into the plan in cash. The matching funds provided by us, along with employees’ deferrals are 100% vested when contributed. During 2009, we provided $9,800 in matching contributions to our 401(k) Plan for each of Messrs. Sillerman, Slater, Tytel and Benson. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, the contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the plan, and all contributions are deductible by us when made.

Employment Agreements

Robert F.X. Sillerman

In February 2005, we entered into an employment agreement with Mr. Sillerman appointing him as Chairman and Chief Executive Officer and providing for an initial annual base salary of $650,000, increased annually by the greater of five percent or the rate of inflation. The employment agreement was approved by the compensation committee in recognition of the need to provide certainty to both the Company and Mr. Sillerman with respect to his continued and active participation in the growth of the Company. Mr. Sillerman’s employment agreement commenced February 8, 2005, and had a term of six years, expiring February 7, 2011. During his continued satisfactory performance of the employment agreement, Mr. Sillerman was also eligible to receive a bonus to be determined annually in the discretion of, and on the recommendation of, the compensation committee. As noted above, for 2009 Mr. Sillerman received a bonus in the amount of $506,000. The agreement included a non-competition agreement between Mr. Sillerman and us which was operative during the term. The agreement provided that upon a “change in control,” Mr. Sillerman may terminate his employment, and, upon doing so, will no longer be subject to the non-competition provisions. In addition, the employment agreement provided that if Mr. Sillerman’s employment is terminated by us without “cause,” or if there is a “constructive termination without cause,” as such terms are defined in the employment agreement, his non-compete shall cease to be effective on the later of such termination or three years from the effective date of the agreement. The employment agreement further provided for certain payments to be made to Mr. Sillerman or his estate upon such executive’s death or disability as more fully described below under “Potential Payments upon Death or Disability,” as well as upon a Change of Control or a termination without Cause, as more fully described under “Potential Payments upon Termination without Cause or Change-in-Control.” In January 2008, Mr. Sillerman’s employment agreement with us was amended to allow him to serve as Chairman and Chief Executive Officer of FX Real Estate and Entertainment Inc. Mr. Sillerman was appointed Chief Executive Officer of FX Real Estate and Entertainment Inc. on January 10, 2008. In January 2009, the employment agreement was amended and restated for the purpose of incorporating, as necessary, the regulations promulgated under Section 409A of the Internal Revenue Code. Mr. Sillerman’s amended and restated employment agreement was filed with the SEC on January 7, 2009, as Exhibit 10.1 to our Current Report on Form 8-K.

On May 7, 2010, Mr. Sillerman resigned as our Chairman and Chief Executive Officer and resigned from our board of directors. In connection with his resignation, Mr. Sillerman and the Company agreed to the terms of a separation and consulting agreement. Pursuant to the terms of the separation and consulting agreement, we agreed to treat Mr. Sillerman’s resignation as a “constructive termination without cause” for purposes of Mr. Sillerman’s pre-existing employment agreement with us. As a result, Mr. Sillerman received a cash severance payment of $3,316,749, we reimbursed Mr. Sillerman for certain unreimbursed business expenses incurred prior to separation, and Mr. Sillerman received a cash payment of $95,721 in respect of his accrued but unused vacation. We also agreed to provide Mr. Sillerman with $25,000 in each of 2010, 2011 and 2012, and $10,000 each year thereafter, to cover certain of Mr. Sillerman’s health insurance costs. Pursuant to the terms of the agreement, all Company stock options held by Mr. Sillerman under our 2005 Plan became immediately exercisable in connection with his termination and, subject to Mr. Sillerman’s compliance with certain terms of the separation and consulting agreement, will remain exercisable for the remainder of their original term. Similar to the terms of his pre-existing employment agreement, we are obligated to provide Mr. Sillerman with a “golden parachute” excise tax gross-up in certain circumstances. Mr. Sillerman and the Company also entered into a non-exclusive consulting arrangement whereby Mr. Sillerman will receive a consulting fee of $1 million in connection with his continued availability to promote the best interests of the Company and its subsidiaries for a one-year period following the execution of the separation and consulting agreement. In addition to the consulting fee, Mr. Sillerman will be reimbursed for the monthly cost of reasonable office space, an administrative assistant and a car and driver until December 31, 2011, with an aggregate monthly cost not to exceed $25,000. In consideration for the severance payment and the consulting fee, Mr. Sillerman released us from all claims arising out of his employment, shareholder and/or other relationship with us and the termination of such relationships. The indemnification and confidentiality provisions in Mr. Sillerman’s pre-existing employment agreement are to remain in full force and effect and the Company and Mr. Sillerman agreed to enter into a mutual non-disparagement provision.

Thomas P. Benson

In February 2005, we entered into an employment agreement with Mr. Benson appointing him Chief Financial Officer and providing for an initial annual base salary of $450,000, increased annually by the greater of five percent or the rate of inflation. The employment agreement was approved by the compensation committee in recognition of the need to provide certainty to both the Company and Mr. Benson with respect to his continued and active participation in the growth of the Company. Mr. Benson’s original employment agreement expired by its terms on February 7, 2010. Mr. Benson also was able to receive during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of, and on the recommendation of, the compensation committee. As noted above, for 2009 Mr. Benson received a bonus in the amount of $300,000.

Following expiration of the original employment agreement and upon recommendation of the Chief Executive Officer, effective as of February 1, 2010, we entered into a new employment agreement with Mr. Benson. Mr. Benson’s new employment agreement provides for an initial annual base salary of $700,000. The amount of the base salary will be reviewed annually by the compensation committee and may be increased at the discretion of the compensation committee, but not decreased. Mr. Benson is eligible to receive during his continued satisfactory performance of his new employment agreement an annual cash bonus to be determined in the discretion of the compensation committee, provided that Mr. Benson’s minimum annual target cash bonus under any incentive compensation plan adopted by the compensation committee will be at least $350,000. In addition, Mr. Benson is eligible to receive an annual grant of restricted stock, stock options or other equity awards as determined by the compensation committee. The employment agreement extends for a term of three years beginning as of February 1, 2010, and includes a non-competition agreement between Mr. Benson and us which is operative during the term. The employment agreement provides for certain payments to be made to Mr. Benson or his estate upon his death or disability as more fully described below under “Potential Payments upon Death or Disability,” as well as upon a Change of Control or a termination without Cause, as more fully described under “Potential Payments upon Termination without Cause or Change-in-Control.” The new employment agreement was approved by the compensation committee in recognition of the need to provide certainty to both the Company and Mr. Benson with respect to his continued and active participation in the growth of the Company. The new employment agreement between us and Mr. Benson was filed with the SEC on March 15, 2010 as Exhibit 10.2 to our Current Report on Form 8-K.

Howard J. Tytel

In February 2005, we entered into an employment agreement with Mr. Tytel appointing him Director of Legal and Governmental Affairs and providing for an initial annual base salary of $650,000, increased annually by the greater of five percent or the rate of inflation. The employment agreement was approved by the compensation committee in recognition of the need to provide certainty to both the Company and Mr. Tytel with respect to his continued and active participation in the growth of the Company. Mr. Tytel’s original employment agreement expired by its terms on February 7, 2010. Mr. Tytel also was able to receive during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of, and on the recommendation of, the compensation committee. As noted above, for 2009 Mr. Tytel received a bonus in the amount of $102,781.

Following expiration of the original employment agreement and after receipt of compensation committee approval, effective February 1, 2010, we entered into a new employment agreement with Mr. Tytel. Mr. Tytel’s new employment agreement provides for an initial annual base salary of $850,000. The amount of the base salary will be reviewed annually by the compensation committee and may be increased at the discretion of the compensation committee, but not decreased. Mr. Tytel is eligible to receive during his continued satisfactory performance of his new employment agreement an annual cash bonus to be determined in the discretion of the compensation committee, provided that Mr. Tytel’s minimum annual target cash bonus under any incentive compensation plan adopted by the compensation committee will be at least $450,000. In addition, Mr. Tytel is eligible to receive an annual grant of restricted stock, stock options or other equity awards as determined by the compensation committee. The employment agreement extends for a term of three years beginning as of February 1, 2010, and includes a non-competition agreement between Mr .Tytel and us which is operative during the term. The employment agreement provides for certain payments to be made to Mr. Tytel or his estate upon his death or disability as more fully described below under “Potential Payments upon Death or Disability,” as well as upon a Change of Control or a termination without Cause, as more fully described under “Potential Payments upon Termination without Cause or Change-in-Control.” The new employment agreement was approved by the compensation committee in recognition of the need to provide certainty to both the Company and Mr. Tytel with respect to his continued and active participation in the growth of the Company. The new employment agreement between us and Mr. Tytel was filed with the SEC on March 15, 2010, as Exhibit 10.1 to our Current Report on Form 8-K.

Mitchell J. Slater

In February 2005, we entered into an employment agreement with Mr. Slater appointing him Chief Operating Officer and providing for an initial annual base salary of $650,000, increased annually by the greater of five percent or the rate of inflation. The employment agreement was approved by the compensation committee in recognition of the need to provide certainty to both the Company and the executive with respect to his continued and active participation in the growth of the Company. Mr. Slater also was eligible to receive during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of, and on the recommendation of, the compensation committee. As noted above, for 2009, Mr. Slater received a bonus in the amount of $51,390.

Mr. Slater’s employment agreement was for a term of five years, beginning as of February 8, 2005. On February 7, 2010, Mr. Slater vacated the position of Chief Operating Officer of the Company upon the expiration of the term of his employment agreement with the Company. In notifying us of his intention to step down as Chief Operating Officer, Mr. Slater cited his desire to pursue outside business interests. On March 10, 2010, Mr. Slater and the Company executed an agreement pursuant to which Mr. Slater will provide consulting services to the Company.

The consulting agreement has a term of three years and commenced as of February 8, 2010. Under the terms of the agreement, Mr. Slater will receive an annual consulting fee of $350,000 paid in monthly installments. In the event we terminate the consulting agreement without “good reason,” as specified in the agreement, or Mr. Slater terminates the agreement due to a breach by us, Mr. Slater will be entitled to receive a lump sum cash payment equal to the amount of the consulting fee due from the date of termination through the end of the term of the agreement. The consulting agreement between us and Mr. Slater was filed with the SEC on March 15, 2010, as Exhibit 10.3 to our Current Report on Form 8-K.

Simon R. Fuller

In connection with our acquisition of 19 Entertainment, we entered into an employment agreement with Simon Fuller under which he served as the Chief Executive Officer of 19 Entertainment until his resignation on January 13, 2010. The agreement was effective March 17, 2005 and provided for a term of six years. During the term, Mr. Fuller’s professional services were exclusive to 19 Entertainment subject to minor pre-approved business activities that did not compete with 19 Entertainment and did not affect Mr. Fuller’s ability to perform his duties to 19 Entertainment. The agreement provided for an annual base salary of £480,000 (or $738,043 as of April 26, 2010). In addition to such compensation and customary benefits, Mr. Fuller also received during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of the compensation committee. Mr. Fuller agreed to certain non-competition and non- solicitation provisions, both in his employment agreement, which is governed by U.K. law, and in a separate non-compete agreement governed by New York law. Under his employment agreement, Mr. Fuller agreed to restrictions covering the period ending on the earlier of twelve months following the termination of the agreement or six years from the date of the agreement. Under the terms of his separate non-compete agreement governed by New York law, Mr. Fuller was subject to non-competition, non-solicitation and non-disclosure provisions for a period of five years from the date of our acquisition of 19 Entertainment. The employment agreement between 19 Entertainment and Simon Fuller was filed with the SEC as Exhibit 10.19 to the Form 10-QSB for the three months ended March 31, 2005.

On January 13, 2010, the Company and 19 Entertainment entered into a Compromise Agreement (the “Compromise Agreement”) with Mr. Fuller setting forth the terms of the termination of Mr. Fuller’s employment with 19 Entertainment. Under the Compromise Agreement, 19 Entertainment was required to pay Mr. Fuller a one time compensation payment of £480,000 (or $773,962 as of January 13, 2010) and a one time payment of £500,000 (or $806,210 as of January 13, 2010) as consideration for his ongoing confidentiality and certain other obligations under the Compromise Agreement. The Compromise Agreement provided for the accelerated vesting of 290,000 options to purchase shares of Common Stock held by Mr. Fuller. In addition, Mr. Fuller holds 200,000 shares of restricted stock and 60,000 options that had already vested prior to the date of the Compromise Agreement.

Also on January 13, 2010, 19 Entertainment and Mr. Fuller entered into a Consultancy Deed, pursuant to which 19 Entertainment has engaged Mr. Fuller as a consultant to provide services, including executive producer services, to 19 Entertainment in respect of its American Idol, So You Think You Can Dance and If I Can Dream programs. Mr. Fuller also agreed to provide creative and strategic advice with respect to our overall business through July 13, 2010, in consideration for which we will pay to Mr. Fuller £1.5 million (or $2.4 million as of January 13, 2010). In addition, in consideration for providing these services, Mr. Fuller will receive 10% of our net profits from each of the aforementioned programs for the life of the programs as long as Mr. Fuller continues to provide consulting services with respect to such programs (the “Creative Consulting Fee”). For calendar year 2010, Mr. Fuller will receive $5.0 million as an advance against the Creative Consulting Fee, $3.75 million of which was paid in the six months ended June 30, 2010. For each year after 2010, subject to certain conditions, Mr. Fuller will receive, as an annual advance against the Creative Consulting Fee, $3.0 million if Idols remains on the air and $2.0 million if So You Think You Can Dance remains on the air. The advances are non-refundable to us, but we may recoup the amount of such advances within each year from the Creative Consulting Fee payable to Mr. Fuller. The Consultancy Deed and Compromise Agreement were filed with the SEC on January 15, 2010, as Exhibits 10.1 and 10.3 to our Current Report on Form 8-K.

Robert Dodds

On January 29, 2010, Robert Dodds was appointed Chief Executive Officer of 19 Entertainment. Prior to this appointment, Mr. Dodds had served as President of 19 Entertainment since August 2006. In connection with this appointment, 19 Entertainment and Mr. Dodds entered into an Amendment to Mr. Dodds’ Service Agreement, which provided that effective from January 1, 2010, Mr. Dodds will receive an annual salary of £1.5 million (or $2,306,390 as of April 26, 2010). For calendar year 2010, Mr. Dodds will be eligible to receive a bonus of up to £500,000 (or $768,795 as of April 26, 2010) upon 19 Entertainment achieving a pre-established financial performance threshold as described under “Components of Executive Compensation” above. While the bonus is conditioned on achieving certain financial performance standards, these standards are not intended to be, and should not be interpreted as, a budget for 19 Entertainment’s 2010 fiscal year or as a forecast of 19 Entertainment’s financial performance. In addition to the bonus described above, during each remaining year of the term, Mr. Dodds shall be eligible to participate in any bonus plan established by, and subject to the sole discretion of, the compensation committee. The term of Mr. Dodds’ Service Agreement continues to run until August 2011. Mr. Dodds’ services agreement and amendment thereto were filed with the SEC on February 2, 2010, as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K.

Due to the restructuring of 19 Entertainment, the employment of Mr. Dodds was terminated as of October 1, 2010. The restructuring of 19 Entertainment is more fully described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. On September 29, 2010, the Company and 19 Entertainment entered into a Compromise Agreement with Mr. Dodds setting forth the terms of the termination of his employment with 19 Entertainment. Under the agreement, 19 Entertainment was required to pay Mr. Dodds a one time compensation payment of £1,870,000 and a one time payment of £5,000 as consideration for his ongoing confidentiality and certain other obligations under the agreement. The agreement also provided for the accelerated vesting of 139,553 shares of Common Stock originally received by Mr. Dodds in connection with 19 Entertainment’s acquisition in 2006 of Freedom Media Limited, which was owned by Mr. Dodds.

Michael G. Ferrel

In June 2010, we entered into an employment agreement with our Chief Executive Officer, Michael G. Ferrel, effective retroactively to May 6, 2010. Mr. Ferrel’s employment agreement provides for an initial annual base salary of $1,000,000. The amount of the base salary will be reviewed annually by our board of directors and may be increased at the discretion of the board, but not decreased. Mr. Ferrel is eligible to receive during his continued satisfactory performance of his employment agreement an annual cash bonus to be determined in the discretion of our compensation committee. In addition, Mr. Ferrel is eligible to receive an annual grant of restricted stock, stock options or other equity awards as determined by the compensation committee. The term of the employment agreement commences on May 6, 2010, and continues until February 1, 2013, and includes a non-competition agreement between Mr. Ferrel and us which is operative during the term. The employment agreement provides that in the event Mr. Ferrel’s employment is terminated without “cause,” as specified in his agreement, other than in connection with a change in control of the Company, he will be entitled to receive (a) his base salary through the date of termination, (b) a lump sum payment equal to two years of his base salary in effect at the time of termination and (c) a lump sum payment equal to $250,000 in consideration for Mr. Ferrel continuing to be subject to the non-competition provision of his employment agreement for six months following termination. After February 1, 2011, the lump sum payment described in clause (b) above will be reduced by 1/24th for each full month that Mr. Ferrel has been employed by us pursuant to his employment agreement, provided that the payment will not be reduced below the amount of his annual base salary in effect at the time of termination. Under the terms of the employment agreement, if within 12 months following a change in control of the Company, Mr. Ferrel’s employment is terminated without “cause,” he will be entitled to (a) his base salary through the date of termination, (b) an amount equal to (i) 2.99 multiplied by (ii) the average annual compensation received by Mr. Ferrel from the Company over the five calendar years immediately preceding the date of the change in control termination, with such product reduced by (iii) the value of any benefit received from the acceleration of lapsing of restrictions on stock or vesting of options and (c) a lump sum payment equal to $250,000 in consideration for Mr. Ferrel continuing to be subject to the non-competition provision of his employment agreement for six months following termination. Pursuant to the employment agreement, if Mr. Ferrel suffers a disability that continues for a period in excess of six continuous months, he shall be entitled to his full salary for the first six months of his disability and, thereafter, he would be entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. In addition, in the event of Mr. Ferrel’s death during the term, the employment agreement provides for accelerated vesting of any stock options, restricted stock or other equity based instruments previously granted to Mr. Ferrel. The employment agreement was approved by our compensation committee in recognition of the need to provide certainty to both the Company and Mr. Ferrel with respect to his continued and active participation in the growth of the Company.

Kraig G. Fox

As previously disclosed, our board of directors appointed Kraig G. Fox to serve as our Chief Operating Officer on September 30, 2010. The Company and Mr. Fox had previously entered into an employment agreement as of October 1, 2009, with respect to Mr. Fox’s previous role as Chief Corporate Development Officer of the Company. On October 13, 2010, the Company and Mr. Fox amended the employment agreement to reflect Mr. Fox’s new role with the Company and certain other terms.

Mr. Fox’s employment agreement provides for an initial annual base salary of $500,000, increased annually by five percent. The amount of the base salary will be reviewed annually by our board of directors and may be increased at the discretion of the board, but not decreased. In addition, Mr. Fox is eligible to receive during his continued satisfactory performance of his employment agreement a guaranteed minimum annual bonus equal to 25% of his base salary for the year in question. In the event that we achieve certain percentages of an annual performance target, the cash bonus payable to Mr. Fox could increase in an amount up to 100% of his base salary for the year in question and, if approved by our compensation committee, could include a grant of stock options. Moreover, Mr. Fox is eligible to receive an annual grant of restricted stock, stock options or other equity awards as determined by the compensation committee. The term of the employment agreement commenced on October 1, 2009 and continues until December 31, 2014, and includes a non-competition agreement between Mr. Fox and the Company which is operative during the term.

In the event of a change of control, Mr. Fox is entitled to receive an additional tax-gross up payment to cover any taxes on the total amount he is entitled to receive (as described below) so that Mr. Fox receives the total amount, without any deduction for taxes. In the event of a “change in control” or if there is a termination without “cause” or a “constructive termination without cause,” in addition to the foregoing, all previously granted but unvested restricted shares of common stock or options to purchase common stock shall vest fully. Pursuant to the employment agreement, if Mr. Fox suffers a disability that continues for a period in excess of six continuous months, he shall be entitled to his full salary and any bonus in respect of the first six months of his disability and, thereafter, he would be entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. In addition, in the event of Mr. Fox’s death during the term, the employment agreement provides for payment to Mr. Fox’s estate of (a) all earned but unpaid base salary at the time of his death plus an amount equal to two times the base salary in effect at the time of death, (b) continued eligibility for Mr. Fox’s dependents to participate in any benefit plans of the Company through the term, and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously granted to Mr. Fox. In the event that, at the end of the term of the employment agreement, Mr. Fox is ready, willing and able to renew the agreement for an additional term of not less than three years and on consistent terms with this agreement and if the Company does not offer Mr. Fox such a renewal, then Mr. Fox is entitled to a payment of (a) his base salary then in effect for an additional 12-month period and (b) continued eligibility to participate in any benefit plans of the Company for an additional 12-month period.

The amendment to the employment agreement provides that in the event Mr. Fox’s employment is terminated without “cause” or there is a “constructive termination without cause,” as specified in his agreement, other than due to disability or death, he will be entitled to receive (a) his base salary through the date of termination, (b) the cash equivalent of three years of his base salary in effect at the time of termination, (c) a cash bonus for each partial or full year remaining on the term of the amended employment agreement equal to the average of all bonuses paid or earned during the term of the amended employment agreement, and (d) continued eligibility to participate in any benefit plans of the Company through the term. Under the terms of the amendment to the employment agreement, following a change in control of the Company, Mr. Fox may elect to terminate his employment and accelerate the expiration date of the employment agreement, in which case he will be entitled to (a) his base salary through the date of termination, (b) the cash equivalent of three years of his base salary in effect at the time of termination, unless (i) the change in control is consummated with any person with whom the Company has been engaged in discussions during the six months before October 13, 2010, and (ii) the change in control is consummated or a definitive agreement with respect to such change in control is executed within six months after October 13, 2010, then he would be entitled to the cash equivalent of four years of his base salary in effect at the time of termination, (c) a cash bonus for each partial or full year remaining on the term of the employment agreement equal to the average of all bonuses paid or earned during the term of the employment agreement, and (d) continued eligibility to participate in any benefit plans of the Company through the term. The amendment to Mr. Fox’s employment agreement was approved by our compensation committee as in the committee’s judgment the amendment was in the best interests of the Company.

Components of Compensation for Divisional Management

The key elements of annual compensation for executives at our divisions and subsidiaries are base salary, annual performance incentive awards and long-term incentive awards. This category of individuals includes members of senior management at our operating divisions who generally play a key role in formulating, overseeing and effectuating our projects, strategies and operations at the subsidiary and/or divisional level. Each of the individuals in this category is party to an employment agreement with the relevant subsidiary, which establish a base annual salary and provide for a discretionary bonus. In each case, the base annual salary has been established based on prevailing market rates as well as the historical practice of the subsidiary in question as it relates to a particular position.

As with senior executive officers, we believe that senior management at our subsidiaries and divisions need to be provided with sufficient incentive to actively pursue economic growth and our success. Therefore, on an annual basis management recommends and the compensation committee reviews and approves an incentive cash compensation plan to provide for cash bonus payments based on the performance of the relevant division/subsidiary and the involvement of each individual in achieving the predetermined goals. The incentive compensation plan provides for a pre-determined bonus pool for senior employees of each subsidiary, as well as a pre-determined target bonus for each individual, the amount of which will depend upon the subsidiary as well as the Company achieving or surpassing their respective budgeted results for that year. In addition to the formulaic aspects of the incentive compensation plan, management, subject to the approval of the compensation committee, retains some discretion in increasing and/or decreasing the individual bonus payments paid under the plan to appropriately reward notable achievement or withhold reward for lack of achievement.

In addition to payments under the incentive compensation plan described in the preceding paragraph, each of the individuals in this category are eligible to receive annual equity award grants under our 2005 Plan. We believe that the inclusion of an equity component in each employee’s annual compensation is important in aligning each participant’s interest with those of the overall company, giving each individual a vested interest in our growth and rewarding each employee as we achieve additional levels of economic success.

Internal Revenue Code Section 162(m)

Beginning in 1994, the Omnibus Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code limiting to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation.” The compensation committee and the Company have determined that the Company’s general policy is to design its short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) and to be consistent with providing appropriate compensation to executives. Stockholder approval of the 2005 Plan has previously been sought and obtained, thereby ensuring that qualifying grants made pursuant to that plan will qualify for the performance-based exemption. While the compensation committee considers the impact of this rule when developing executive compensation programs, it retains the flexibility to structure our compensation programs in ways that best promote the interests of the Company and its stockholders. The compensation committee believes that all payments made under the plan that resulted in an executive receiving in excess of $1.0 million for 2009 are exempt from the limits on deductibility pursuant to Section 162(m) of the Internal Revenue Code except for a portion of the bonus amount paid to Mr. Fuller.

Compensation Committee Report*

The compensation committee has reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review and discussion, recommends to the board that it be included in our annual report on Form 10-K and our proxy statement.

Members of the Compensation Committee

Bryan E. Bloom, Chairman
Edwin M. Banks
Edward Bleier

* The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

2009 Summary Compensation Table

The table below summarizes the compensation earned for services rendered to us in all capacities for the fiscal year ended December 31, 2009, by our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers who served in such capacities during 2009 (collectively, the “NEOs”). Except as provided below, none of our NEOs received any other compensation required to be disclosed by law or in excess of $10,000 annually.

										Change in
										Pension
										Value
										and
										Nonqualified
										Deferred
						Stock		Option		Compensation
Name and Principal	Fiscal		Salary	Bonus		Awards		Awards		Earnings	All Other
Position	Year		($)	($)		($)		($)		($)	Compensation		Total

Robert F.X. Sillerman	2009	(1)	$626,324	$506,000	(1)	—		$497,500	(2)	—	$231,413	(3)	$1,861,237
Chairman and Chief	2008	(4)	$595,050	$1,150,000	(3)	—		—		—	$216,692	(5)	$1,961,742
Executive Officer (25)	2007	(6)	$588,505	—		—		—		—	$184,725	(7)	$773,230
Thomas P. Benson	2009		$544,807	$300,000		—		$199,000	(8)	—	$57,546	(9)	$1,101,353
Chief Financial Officer	2008		$519,078	$225,000		—		—		—	$56,986	(10)	$801,064
	2007		$496,125	$225,000		—		—		—	$56,605	(11)	$777,730
Simon Fuller	2009	(12)	$828,198	$1,173,750		—		$497,500	(13)	—	$21,597	(14)	$2,521,045
Chief Executive Officer of	2008	(12)	$1,038,757	$1,488,910		$1,700,000	(15)	—		—	$25,601	(16)	$4,253,268
19 Entertainment Limited (26)	2007	(12)	$989,352	—		—		—		—	$29,445	(17)	$1,018,797
Mitchell J. Slater	2009		$786,944	$51,391		—		$199,000	(18)	—	$57,546	(9)	$1,094,881
Chief Operating Officer (27)	2008		$749,684	$275,000		—		—		—	$56,986	(10)	$1,081,670
	2007		$716,625	$275,000		—		—		—	$56,605	(11)	$1,048,230
Howard J. Tytel	2009		$786,944	$102,781		—		$199,000	(19)	—	$57,546	(9)	$1,146,271
Senior Executive Vice	2008		$749,684	$275,000		—		—		—	$56,986	(10)	$1,081,670
President, Director of Legal	2007		$716,625	$275,000		—		—		—	$56,605	(11)	$1,048,230
and Governmental Affairs
Robert Dodds	2009	(12)	$626,000	$469,500		—		$248,750	(20)	—	$11,593	(21)	$1,355,843
President of	2008	(12)	$742,200	$185,600		—		$17,700	(22)	—	$12,138	(23)	$957,638
19 Entertainment Limited (26)	2007	(12)	$785,200	$196,300		—		—		—	$8,001	(24)	$989,501

(1)	The amount of $208,130 was withheld from Mr. Sillerman’s annual salary during 2009 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The compensation committee determined that employees of the Company provided services for Mr. Sillerman in 2009 valued at $173,867. This amount has been included under the column “All Other Compensation.” In March 4, 2010, the Company paid Mr. Sillerman the amount of $34,263, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2009. Although this amount was paid in 2010, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2009. Similarly, although Mr. Sillerman’s bonus amount of $506,000 was paid in 2010, it is included under “Bonus” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2009.

(2)	Represents the weighted average fair value on the grant date of options to acquire 250,000 shares of Common Stock granted to Mr. Sillerman on March 13, 2009. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009.

(3)	Includes: (a) $24,000 car allowance; (b) $23,746 of health and dental insurance premiums paid by the Company on behalf of Mr. Sillerman; (c) $9,800 of matching contributions made by the Company to Mr. Sillerman’s account under the Company’s 401(k) Plan; and (d) $173,867 for services provided by Company employees for Mr. Sillerman and/or entities he controls.

(4)	The amount of $172,954 was withheld from Mr. Sillerman’s annual salary during 2008 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The compensation committee determined that employees of the Company provided services for Mr. Sillerman in 2008 valued at $159,706. This amount has been included under the column “All Other Compensation.” In March 2009, the Company paid Mr. Sillerman the amount of $13,248, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2008. Although this amount was paid in 2009, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2008. Similarly, although Mr. Sillerman’s bonus amount of $1,150,000 was paid in 2009, it is included under “Bonus” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2008.

(5)	Includes: (a) $24,000 car allowance; (b) $23,786 of health and dental insurance premiums paid by the Company on behalf of Mr. Sillerman; (c) $9,200 of matching contributions made by the Company to Mr. Sillerman’s account under the Company’s 401(k) Plan; and (d) $159,706 for services provided by Company employees for Mr. Sillerman and/or entities he controls.

(6)	The amount of $164,778 was withheld from Mr. Sillerman’s annual salary during 2007 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The compensation committee determined that employees of the Company provided services for Mr. Sillerman in 2007 valued at $128,120. This amount has been included under the column “All Other Compensation.” In February 2007, the Company paid Mr. Sillerman the amount of $36,658, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2007. Although this amount was paid in 2008, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2007.

(7)	Includes: (a) $24,000 car allowance; (b) $23,605 of health and dental insurance premiums paid by the Company on behalf of Mr. Sillerman; (c) $9,000 of matching contributions made by the Company to Mr. Sillerman’s account under the Company’s 401(k) Plan; and (d) $128,120 for services provided by Company employees for Mr. Sillerman and/or entities he controls.

(8)	Represents the weighted average fair value on the grant date of options to acquire 100,000 shares of Common Stock granted to Mr. Benson on March 13, 2009. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009.

(9)	Includes: (a) $24,000 car allowance; (b) $23,746 of health and dental insurance premiums paid by the Company on behalf of the NEO; and (c) $9,800 of matching contributions made by the Company to the NEO’s account under the Company’s 401(k) Plan.

(10)	Includes: (a) $24,000 car allowance; (b) $23,786 of health and dental insurance premiums paid by the Company on behalf of the NEO; and (c) $9,200 of matching contributions made by the Company to the NEO’s account under the Company’s 401(k) Plan.

(11)	Includes: (a) $24,000 car allowance; (b) $23,605 of health and dental insurance premiums paid by the Company on behalf of the NEO; and (c) $9,000 of matching contributions made by the Company to the NEO’s account under the Company’s 401(k) Plan.

(12)	These executives are paid in U.K. pounds sterling. The average exchange rates applied in 2007, 2008 and 2009 were $1.963, $1.85518 and $1.565, respectively, per U.K. pound sterling

(13)	Represents the weighted average fair value on the grant date of options to acquire 250,000 shares of the Company’s Common Stock granted to Mr. Fuller on March 13, 2009. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009.

(14)	Includes a $21,597 car allowance.

(15)	Represents the fair value on the grant date of 200,000 shares of restricted stock granted to Mr. Fuller in 2008.

(16)	Includes a $25,601 car allowance.

(17)	Includes a $27,089 car allowance.

(18)	Represents the weighted average fair value on the grant date of options to acquire 100,000 shares of Common Stock granted to Mr. Slater on March 13, 2009. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009.

(19)	Represents the weighted average fair value on the grant date of options to acquire 100,000 shares of Common Stock granted to Mr. Tytel on March 13, 2009. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009.

(20)	Represents the weighted average fair value on the grant date of options to acquire 125,000 shares of Common Stock granted to Mr. Dodds on March 13, 2009. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009.

(21)	Includes: (a) $4,930 car insurance and (b) $6,663 of health insurance premiums paid by the Company on behalf of Mr. Dodds.

(22)	Represents the weighted average fair value on the grant date of options to acquire 5,000 shares of Common Stock granted to Mr. Dodds on March 6, 2008. For the assumptions made in such valuation, see note 11 to our consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2008.

(23)	Includes: (a) $4,969 car insurance and (b) $7,169 of health insurance premiums paid by the Company on behalf of Mr. Dodds.

(24)	Includes: (a) $3,504 car insurance and (b) $4,497 of health insurance premiums paid by the Company on behalf of Mr. Dodds.

(25)	Mr. Sillerman’s employment with the Company ended on May 7, 2010.

(26)	Mr. Fuller resigned as Chief Executive Officer of 19 Entertainment Limited on January 13, 2010. Mr. Dodds, who previously served as President of 19 Entertainment Limited since August 2006, was appointed to the position of Chief Executive Officer of 19 Entertainment Limited on January 29, 2010. Mr. Dodds’ employment with the Company ended on October 1, 2010.

(27)	Mr. Slater’s employment with the Company ended on February 7, 2010.

Grants of Plan-Based Awards in Fiscal Year 2009

We granted a total of 1,412,000 options pursuant to our 2005 Plan during the fiscal year ended December 31, 2009. The following table sets forth the number of stock options granted to our NEOs in such fiscal year:

								All
								Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Price of	Stock
		Plan Awards			Plan Awards			of Stock	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	($)	($)	($)	(#))	(#)	($/Sh)	Awards

Robert F.X. Sillerman(2)	3/13/2009	—	—	—	—	—	—	—	250,000	$4.19	$497,500 (1)
Thomas P. Benson	3/13/2009	—	—	—	—	—	—	—	100,000	$4.19	$199,000 (1)
Simon Fuller(3)	3/13/2009	—	—	—	—	—	—	—	250,000	$4.19	$497,500 (1)
Mitchell J. Slater(4)	3/13/2009	—	—	—	—	—	—	—	100,000	$4.19	$199,000 (1)
Howard J. Tytel	3/13/2009	—	—	—	—	—	—	—	100,000	$4.19	$199,000 (1)
Robert Dodds(5)	3/13/2009	—	—	—	—	—	—	—	125,000	$4.19	$248,750 (1)

(1)	The present value of each option is $1.99, the estimated fair value calculated using the Black-Scholes pricing model at the date of the option grant. The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ASC Topic 718. For the assumptions made in such valuation, see note 12 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2009.

(2)	Mr. Sillerman’s employment with the Company ended on May 7, 2010.

(3)	Mr. Fuller’s employment with the Company ended on January 13, 2010.

(4)	Mr. Slater’s employment with the Company ended on February 7, 2010.

(5)	Mr. Dodds’ employment with the Company ended on October 1, 2010.

Outstanding Equity Awards at December 31, 2009

	Option Awards(1)						Stock Awards
Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
									Number	Payout
				Equity				Market	of	Value of
				Incentive			Number	Value	Unearned	Unearned
				Plan			of	of	Shares,	Shares,
				Awards:			Shares	Shares	Units or	Units or
	Number of	Number of		Number of			or Units	or Units	Other	Other
	Securities	Securities		Securities			of Stock	of Stock	Rights	Rights
	Underlying	Underlying		Underlying			That	That	That	That
	Unexercised	Unexercised		Unexercised	Option		Have	Have	Have	Have
	Options	Options		Unearned	Exercise	Option	Not	Not	Not	Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		($)	($)	Date	(#)	(#)	(#)	($)

Robert F.X. Sillerman(6)	—	250,000		—	$4.19	3/13/2019	—	—	—	—
Thomas P. Benson	—	100,000		—	$4.19	3/13/2019	—	—	—	—
Simon Fuller(7)	60,000	40,000	(2)(3)	—	$12.20	7/19/2015
	—	250,000	(3)	—	$4.19	3/13/2019	—	—	—	—
Mitchell J. Slater(8)	—	100,000	(4)	—	$4.19	3/13/2019	—	—	—	—
Howard J. Tytel	—	100,000		—	$4.19	3/13/2019	—	—	—	—
Robert Dodds(9)	1,000	4,000	(5)	—	$8.51	3/06/2018	—	—	—	—
	—	125,000			$4.19	3/13/2019

(1)	This chart reflects outstanding grants as of December 31, 2009. As a result, it does not include options issued to the NEOs in March 2010, including 350,000 for Mr. Sillerman, 125,000 for Mr. Benson and 125,000 for Mr. Tytel.

(2)	30,000 of Mr. Fuller’s options vested on July 19, 2008, and 30,000 vested on July 19, 2009; 40,000 would have vested on July 19, 2010.

(3)	This chart reflects outstanding grants as of December 31, 2009. In connection with Mr. Fuller’s resignation as President of 19 Entertainment Limited on January 13, 2010, the vesting of all of Mr. Fuller’s stock options was accelerated as of such date and the respective expiration dates remained the tenth anniversary of the applicable date of grant.

(4)	This chart reflects outstanding grants as of December 31, 2009. In connection with Mr. Slater’s resignation as Chief Operating Officer on February 6, 2010, the vesting of all of Mr. Slater’s stock options was accelerated as of such date and the expiration date remained the tenth anniversary of the date of grant.

(5)	Because this chart reflects outstanding grants as of December 31, 2009, 1,000 of Mr. Dodds’ options that vested on March 6, 2010 are reflected as unvested in the chart above. The remaining 3,000 options vest 1,000 on March 6, 2011, 1,000 on March 6, 2012 and 1,000 on March 6, 2013.

(6)	Mr. Sillerman’s employment with the Company ended on May 7, 2010.

(7)	Mr. Fuller’s employment with the Company ended on January 13, 2010.

(8)	Mr. Slater’s employment with the Company ended on February 7, 2010.

(9)	Mr. Dodds’ employment with the Company ended on October 1, 2010.

2009 Fiscal Year Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Robert F.X. Sillerman(2)	—	—	—	—
Thomas P. Benson	—	—	—	—
Simon Fuller(3)	—	—	200,000 (1)	$1,700,000
Mitchell J. Slater(4)	—	—	—	—
Howard J. Tytel	—	—	—	—
Robert Dodds(5)	—	—	—	—

(1)	The shares, which were granted to Mr. Fuller on April 15, 2008, vested in March 2009 upon the compensation committee’s determination that 19 Entertainment had exceeded a pre-established financial performance target for 2008.

(2)	Mr. Sillerman’s employment with the Company ended on May 7, 2010.

(3)	Mr. Fuller’s employment with the Company ended on January 13, 2010.

(4)	Mr. Slater’s employment with the Company ended on February 7, 2010.

(5)	Mr. Dodds’ employment with the Company ended on October 1, 2010.

Pension Benefits

None of our NEOs is covered by a Company sponsored pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement. However, Mr. Fuller maintains a personal pension scheme in the United Kingdom. In 2009, we contributed approximately $1,878 to such plan on behalf of Mr. Fuller.

Nonqualified Deferred Compensation

None of our NEOs are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not-tax-qualified.

Potential Payments upon Termination without Cause or Change-in-Control

Mr. Sillerman’s employment agreement provided for the following benefits if (i) Mr. Sillerman was terminated by us without “cause,” (ii) there was a “constructive termination without cause,” or (iii) there was a “change in control” and Mr. Sillerman elected to terminate his employment agreement: (a) three years of the base salary in effect at the time of termination, plus (b) a bonus for each partial or full year in the unexpired term in an amount equal to the average of all annual bonuses paid during the term of the agreement prior to termination (but in the event, no bonus has been paid, an amount of $100,000), plus (c) continued eligibility to participate in any benefit plans of the Company through the term. The employment agreement provided that Mr. Sillerman may elect to receive the fair market value of the payments provided in (a) and (b) in a lump sum (using a discount rate specified in the employment agreement) rather than receive them over time; provided that in the event of a “change in control,” Mr. Sillerman was entitled to a lump sum payment of the amounts included above without any reduction for the present value of such amounts.

As discussed above under “Employment Agreements,” on May 7, 2010, Mr. Sillerman resigned as our Chairman and Chief Executive Officer and resigned from our board of directors. In connection with his resignation, Mr. Sillerman and the Company agreed to the terms of a separation and consulting agreement. Pursuant to the terms of the separation and consulting agreement, we agreed to treat Mr. Sillerman’s resignation as a “constructive termination without cause” for purposes of Mr. Sillerman’s pre-existing employment agreement with us. As a result, Mr. Sillerman received a cash severance payment of $3,316,749, we reimbursed Mr. Sillerman for certain unreimbursed business expenses incurred prior to separation, and Mr. Sillerman received a cash payment of $95,721 in respect of his accrued but unused vacation. We also agreed to provide Mr. Sillerman with $25,000 in each of 2010, 2011 and 2012, and $10,000 each year thereafter, to cover certain of Mr. Sillerman’s health insurance costs. Pursuant to the terms of the agreement, all Company stock options held by Mr. Sillerman under our 2005 Plan became immediately exercisable in connection with his termination and, subject to Mr. Sillerman’s compliance with certain terms of the separation and consulting agreement, will remain exercisable for the remainder of their original term. Similar to the terms of his pre-existing employment agreement, we are obligated to provide Mr. Sillerman with a “golden parachute” excise tax gross-up in certain circumstances.

As discussed above under “Employment Agreements,” Mr. Slater’s employment agreement expired according to its terms on February 7, 2010, and he is therefore no longer entitled to receive any payments upon termination without “cause,” a “constructive termination without cause” or a “change in control.” However, as of December 31, 2009, his old employment agreement remained in effect. Under the old employment agreement, if (i) Mr. Slater was terminated by us without “cause,” (ii) there was a “constructive termination without cause,” or (iii) there was a “change in control” and Mr. Slater elected to terminate his employment agreement, Mr. Slater’s employment agreement provided for the following benefits: (a) three years of the base salary in effect at the time of termination, plus (b) a bonus for each partial or full year in the unexpired term in an amount equal to the average of all annual bonuses paid during the term of the agreement prior to termination (but in the event no bonus had been paid, an amount of $100,000), plus (c) continued eligibility to participate in any benefit plans of the Company through the term. Mr. Slater was entitled to elect to receive the fair market value of the payments provided in (a) and (b) in a lump sum (using a discount rate specified in the employment agreement) rather than receive them over time; provided that in the event of a “change in control,” Mr. Slater was entitled to a lump sum payment of the amounts included above without any reduction for the present value of such amounts.

As discussed above under “Employment Agreements,” Messrs. Tytel and Benson each entered into new employment agreements with us effective as of February 1, 2010; however, the triggers for payments upon termination without “cause,” a “constructive termination without cause” or upon a “change in control” and the amounts payable described in this section are derived from the terms of the original employment agreements of Messrs. Tytel and Benson as these are the employment agreements which were in effect on December 31, 2009. Under the old employment agreements, if (i) the executive was terminated by us without “cause,” (ii) there was a “constructive termination without cause,” or (iii) there was a “change in control” and the executive elected to terminate his employment agreement, the original employment agreements of Messrs. Tytel and Benson provided for the following benefits: (a) three years of the base salary in effect at the time of termination, plus (b) a bonus for each partial or full year in the unexpired term in an amount equal to the average of all annual bonuses paid during the term of the agreement prior to termination (but in the event no bonus has been paid, an amount of $100,000), plus

(c) continued eligibility to participate in any benefit plans of the Company through the term. The executive was entitled to elect to receive the fair market value of the payments provided in (a) and (b) in a lump sum (using a discount rate specified in the employment agreement) rather than receive them over time; provided that in the event of a “change in control,” the executive was entitled to a lump sum payment of the amounts included above without any reduction for the present value of such amounts.

The new employment agreements for Messrs. Tytel and Benson provide that in the event the executive’s employment is terminated without “cause,” as specified in his agreement, other than in connection with a change in control of the Company, the executive will be entitled to receive his base salary through the date of termination and a lump sum payment equal to two years of his base salary in effect at the time of termination. After February 1, 2011, the lump sum payment will be reduced by 1/24th for each full month that the executive has been employed by us pursuant to his new employment agreement, provided that the payment will not be reduced below the amount of the executive’s annual base salary in effect at the time of termination. Under the terms of the new employment agreement, if within 12 months following a change in control of the Company, the executive’s employment is terminated without “cause,” he will be entitled to his base salary through the date of termination and a lump sum amount equal to the greater of the payment described above with respect to a termination without “cause” or one year of his base salary in effect at the time of termination plus the amount of the annual target cash bonus specified for the year in which such termination occurs.

The amounts payable assuming a termination occurred on December 31, 2009, described below are included in this section because Mr. Fuller was still employed as of that date. As discussed above under “Employment Agreements,” however, Mr. Fuller resigned as Chief Executive Officer of 19 Entertainment Limited on January 13, 2010, and he is therefore no longer entitled to receive any payments upon termination without cause or a change in control. Mr. Fuller’s employment agreement with 19 Entertainment did not provide for any such payments in the event of termination without cause or a change in control, but under UK law, if Mr. Fuller was terminated without cause, he may have been entitled to be paid his base salary for the unexpired portion of his employment agreement term. Mr. Fuller would have had a duty to mitigate by obtaining substitute employment and the amount that we would have been obligated to pay to Mr. Fuller as a result of such termination would have been reduced by the amount, if any, received by Mr. Fuller from alternate employment sources.

While Mr. Dodds’ employment agreement did not provide for any such payments in the event of termination without cause or a change in control, under UK law, if Mr. Dodds was terminated without cause, he may be entitled to be paid his base salary for the unexpired portion of his employment agreement term. Mr. Dodds would have a duty to mitigate by obtaining substitute employment and the amount that we would be obligated to pay to Mr. Dodds as a result of such termination would be reduced by the amount, if any, received by Mr. Dodds from alternate employment sources. As discussed above under “Employment Agreements,” the Company and Mr. Dodds entered into an amendment to his employment agreement effective as of January 1, 2010; however, the amounts payable described in this section are based upon Mr. Dodds’ base salary under the terms of his original employment agreement as that was the employment agreement which was in effect on December 31, 2009. As described above, due to the restructuring of 19 Entertainment, the employment of Robert Dodds was terminated as of October 1, 2010. On September 29, 2010, the Company and 19 Entertainment entered into a Compromise Agreement with Mr. Dodds setting forth the terms of the termination of his employment with 19 Entertainment. Under the agreement, 19 Entertainment was required to pay Mr. Dodds a one time compensation payment of £1,870,000 and a one time payment of £5,000 as consideration for his ongoing confidentiality and certain other obligations under the agreement. The agreement also provided for the accelerated vesting of 139,553 shares of Common Stock originally received by Mr. Dodds in connection with 19 Entertainment’s acquisition in 2006 of Freedom Media Limited, which was owned by Mr. Dodds.

The amount of compensation payable to each NEO as described above is listed in the table below assuming the termination of employment without cause occurred on December 31, 2009 (and based on the employment contract then in effect):

				Health/
				Insurance
Name	Salary	Bonus		Benefits	Total

Robert F.X. Sillerman	$2,246,301	$371,200	(1)	$25,768	$2,643,269
Thomas P. Benson	$1,641,921	$190,000	(1)	$1,982	$1,833,903
Simon Fuller(2)	$1,018,273	$—		—	$1,018,273
Mitchell J. Slater	$2,368,332	$160,278	(1)	$1,982	$2,530,592
Howard J. Tytel	$2,351,832	$170,556	(1)	$1,982	$2,524,370
Robert Dodds(2)	$1,061,032	$—		—	$1,061,032

(1)	The bonus amount reflects the partial year remaining on the contracts of Messrs. Benson, Slater and Tytel and the approximately one year remaining on Mr. Sillerman’s contract. In calculating the bonuses, the actual bonuses for Messrs. Slater, Tytel and Benson for the years 2007, 2008 and 2009 were used. No bonus was paid to these executives for 2005 or 2006, so the minimum $100,000 bonus was used in the calculation for those years. The bonus amount for Mr. Sillerman was calculated using a $506,000 bonus for 2009 and a $1.15 million bonus for 2008, while the minimum $100,000 bonus was used in calculation for 2005, 2006, and 2007, as no bonus was paid for those years.

(2)	The severance for Messrs. Fuller and Dodds would be paid in U.K. pounds sterling. The exchange rate on December 31, 2009, was $1.59257 per U.K. pound sterling. This amount is an estimate of the amount that may have been due to Messrs. Fuller and Dodds as severance under UK law. Messrs. Fuller and Dodds would have a duty to mitigate by obtaining substitute employment and the amount of the severance payment that we would be obligated to pay to Messrs. Fuller or Dodds as a result of a termination without cause would be reduced by the amount, if any, received by Messrs. Fuller or Dodds from alternate employment sources.

In the event of a change of control under the terms of their original employment agreements, each of the named executives, other than Messrs. Fuller and Dodds, are or were (as the case may be) entitled to receive an additional tax-gross up payment to cover any taxes on the total amount so that such NEO receive the total amount, without any deduction for taxes. The estimated amount of such tax payments, along with the total amount that would be paid to each such NEO, are set forth in the table below assuming December 31, 2009, as the date of the change in control:

	Total	Amount of	Total
	(Before Tax Gross-Up	Gross-Up	(After Tax Gross-Up
Name	Payment)	Payment	Payment)

Robert F.X. Sillerman	$2,971,301	$1,357,063	$4,328,364
Thomas P. Benson	$1,804,421	$705,098	$2,509,519
Mitchell J. Slater	$2,555,832	$999,957	$3,555,789
Howard J. Tytel	$2,539,332	$993,759	$3,533,091

In addition to the foregoing, in the event of a “termination without cause,” a “constructive termination without cause,” or a “change in control,” all previously granted but unvested restricted shares of Common Stock or options to purchase Common Stock held by Messrs. Sillerman, Slater, Tytel and Benson shall vest fully. As of December 31, 2009, Mr. Sillerman held stock options to acquire 250,000 shares of Common Stock and Messrs. Benson, Slater and Tytel each held stock options to acquire 100,000 shares of Common Stock. As of December 31, 2009, none of such NEOs held unvested restricted shares of Common Stock.

The original employment agreements of such NEOs further provide that we will indemnify each of them for taxes incurred if his “change in control” payment is deemed an “excess parachute payment” under the Internal Revenue Code. As discussed above under “Employment Agreements,” Messrs. Tytel and Benson each entered into new employment agreements with the Company effective as of February 1, 2010. Under the terms of their new employment agreements, neither Mr. Tytel nor Mr. Benson would be entitled to an additional tax gross-up payment to cover taxes in the event of a change in control nor would we indemnify either executive for taxes incurred if his

“change in control” payment is deemed to be an “excess parachute payment.” In addition, as Mr. Slater’s employment agreement expired according to its terms on February 7, 2010, Mr. Slater is no longer entitled to any payment in the event of a change in control.

At December 31, 2009, Mr. Fuller held an option to acquire 100,000 shares of Common Stock, 60,000 of which was vested and 40,000 of which was unvested, and an option to acquire 250,000 shares of Common Stock, all of which was unvested. See “Outstanding Equity Awards at December 31, 2009.” Under the stock option award agreements governing Mr. Fuller’s options, the options would become immediately vested and exercisable upon a change in control of the Company unless the successor company assumed or substituted Mr. Fuller’s stock option by offering Mr. Fuller the right to purchase or receive the same consideration received by the Company’s stockholders in the transaction constituting a change in control for each share of Common Stock subject to his option. If a change of control occurred on December 31, 2009, and the successor company did not substitute or assume Mr. Fuller’s stock options as described above, the value of Mr. Fuller’s accelerated option to purchase 100,000 shares of Common Stock would have been $0, as the exercise price ($12.20) of his option was higher than the closing price of the Common Stock on December 31, 2009 ($5.27), the last trading day prior to the hypothetical change in control date and the value of Mr. Fuller’s accelerated option to purchase 250,000 shares of Common Stock would have been $270,000, as the exercise price ($4.19) of his option was lower than the closing price of the Common Stock on December 31, 2009. As noted above under “Employment Agreements,” all options held by Mr. Fuller were vested upon his resignation from 19 Entertainment in January 2010.

At December 31, 2009, Mr. Dodds held an option to acquire 5,000 shares of Common Stock, 1,000 of which was vested and 4,000 of which was unvested, and an option to acquire 125,000 shares of Common Stock, all of which was unvested. See “Outstanding Equity Awards at December 31, 2009.” Under the stock option award agreements governing Mr. Dodds’ options, the options would become immediately vested and exercisable upon a change in control of the Company unless the successor company assumed or substituted Mr. Dodds’ stock option by offering Mr. Dodds the right to purchase or receive the same consideration received by the Company’s stockholders in the transaction constituting a change in control for each share of Common Stock subject to his option. If a change of control occurred on December 31, 2009, and the successor company did not substitute or assume Mr. Dodds’ stock options as described above, the value of Mr. Dodds’ accelerated option to purchase 5,000 shares of Common Stock would have been $0, as the exercise price ($8.51) of his option was higher than the closing price of the Common Stock on December 31, 2009 ($5.27), the last trading day prior to the hypothetical change in control date and the value of Mr. Dodds’ accelerated option to purchase 125,000 shares of Common Stock would have been $135,000, as the exercise price ($4.19) of his option was lower than the closing price of the Common Stock on December 31, 2009.

Potential Payments upon Death or Disability

Mr. Sillerman’s employment agreement provided for the following benefits in the event of his death: (a) a payment in an amount equal to three times base salary in effect at the time of his death plus (b) the full costs of the continuation of any group health, dental and life insurance program through which coverage was provided to any of his dependents prior to his death, for three years following his death and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him. The approximate amount that would have been due to the estate of Mr. Sillerman in the event of his death as of December 31, 2009, is $2,432,070.

The original employment agreements of each of Messrs. Slater, Tytel and Benson provided for the following benefits in the event of their deaths: (a) a payment in an amount equal to three times base salary in effect at the time of the executive officer’s death plus (b) the full costs of the continuation of any group health, dental and life insurance program through which coverage was provided to any dependent of the executive officer prior to his death, for three years following the executive officer’s death and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. The approximate amount that would have been due to the estate of each of such NEOs in the event of their death as of December 31, 2009, would have been $2,432,070 for each of Messrs. Slater and Tytel and $1,705,659 for Mr. Benson. As discussed above under “Employment Agreements,” each of Messrs. Tytel and Benson entered into new employment agreements with the Company effective as of February 1, 2010. The new employment agreements with Messrs. Tytel and Benson provide for accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer in the event of his death. Under the terms of their new employment agreements, neither Mr. Tytel nor Mr. Benson would be entitled to any other benefits in the event of his death. In addition, as Mr. Slater’s employment agreement expired according to its terms on February 7, 2010, Mr. Slater is no longer entitled to any payment in the event of his death.

Neither Mr. Fuller nor Mr. Dodds were contractually entitled to any payments from us upon their deaths.

In the event of a disability continuing for a period in excess of six continuous months, Mr. Sillerman was entitled to his full salary for the first six months of his disability (the last day of such 6-month period is referred to as the disability date), and, thereafter, he would have been entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. Assuming a disability date of December 31, 2009, the approximate amount that would have been due to Mr. Sillerman is $1,049,289. Such amounts would be reduced by any benefits payable to Mr. Sillerman under any insurance plan for which we paid the premiums.

Pursuant to the original employment agreements for Messrs. Slater, Tytel and Benson, in the event of a disability continuing for a period in excess of six continuous months, such NEO was entitled to his full salary for the first six months of his disability (the last day of such 6-month period is referred to as the disability date), and, thereafter, each such NEO was entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. Assuming a disability date of December 31, 2009, the approximate amount that would have been due to each of Messrs. Slater and Tytel would have been $456,730 and the approximate amount that would have been due to Mr. Benson is $316,198. Such amounts would be reduced by any benefits payable to the NEO under any insurance plan for which we paid the premiums. Pursuant to the new employment agreements for Messrs. Tytel and Benson, if the executive suffers a disability that continues for a period in excess of six continuous months, he shall be entitled to his full salary for the first six months of his disability and, thereafter, he would be entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. As Mr. Slater’s employment agreement expired according to its terms on February 7, 2010, Mr. Slater is no longer entitled to any payment in the event of a disability.

Under Mr. Fuller’s previous employment agreement, which was terminated upon his resignation on January 13, 2010, in the event of a disability continuing for a period in excess of six months in any rolling twelve-month period, he would have been entitled to his full salary during the initial six-month period and, thereafter, to approximately £50,000 (or $76,880 as of April 26, 2010) per year as long as he was undergoing medical treatment aimed at procuring his return to work. Mr. Fuller’s employment agreement provided that if he became incapable of performing his duties for six months or more during any twelve-month period by reason of ill health or other incapacity, his employment could be terminated. If we executed this right of termination, the maximum amount that we would have been required to pay to Mr. Fuller, assuming a disability date of December 31, 2009, would have been $421,394, less normal deductions for tax and national insurance. Mr. Fuller is no longer entitled to any payment in the event of a disability.

Mr. Dodds’ employment agreement provided that upon sickness or other incapacity for work he would be entitled to receive his full salary during the first 20 days in the aggregate of such sickness or incapacity in any rolling twelve-month period.

ANNUAL REPORT

Upon written request, we will provide any stockholder, without charge, a copy of our annual report on Form 10-K, as amended, for the year ended December 31, 2009, filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary. A copy of our 2009 Annual Report to Stockholders is being made available to stockholders at http://www.proxyvoting.com/ckxe. The Form 10-K, as amended, is also available on our corporate website at www.ckx.com.

STOCKHOLDER PROPOSALS

We have an advance notice provision under our bylaws for stockholder business to be presented at our annual meetings of stockholders. Pursuant to our bylaws, in order for stockholder business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than the close of business 90 days, nor more than 120 days, prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 date after such anniversary date, notice by a stockholder must be received not earlier than the close of business 120 days prior to such annual meeting, and not later than the later of (a) the close of business 90 days prior to such annual meeting or (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made by us.

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for our 2011 annual meeting of stockholders, you must submit the proposal to our Corporate Secretary no later than August 16, 2011, in accordance with Rule 14a-8. If next year’s annual meeting is held on a date more than 30 calendar days from December 14, 2011, a stockholder proposal must be received by a reasonable time before we begin to make our proxy solicitation materials accessible for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Due to various circumstances and timing concerns, we held our annual meeting for 2008 and 2009, and will hold our annual meeting for 2010, in December of such year. Commencing with 2011, we intend to return to our original schedule of holding our annual meetings of stockholders during the second quarter of each year.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this proxy statement, does not know of any matters to be brought before the annual meeting by others. If any other matters properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by us may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

Annex A

CKX, Inc. (THE “COMPANY”)
AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, in consultation with the Chief Financial Officer and senior accounting staff of the Company.

2. To provide assistance to the Board of Directors with respect to its oversight of:

(a) The integrity of the Company’s financial statements;

(b) The Company’s compliance with legal and regulatory requirements, including an evaluation of the performance and competence of the Company’s legal personnel as they relate to the audit function and general maintenance of corporate financial standards;

(c) The independent auditor’s qualifications and independence;

(d) The performance of the Company’s internal audit function and independent auditors; and

(e) An evaluation of the performance and competence of the Company’s senior financial employees, including the Chief Financial Officer.

3. To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years.

Compensation

No member of the Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed with cause by a majority vote of the Board of Directors, and without cause by a majority vote of the independent directors.

Chairman

A Chairman shall be elected by the full Board of Directors and approved by a majority of the independent directors. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Meetings

The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or the independent auditors believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All independent directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the Company’s internal audit group, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company’s exposure to risk.

Documents/Reports Review

1. Discuss with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2. Discuss with management and the independent auditors prior to the Company’s filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3. Discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (I.E., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4. Discuss with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5. Retain and terminate the independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6. Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

7. Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the independent auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8. Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors using their best judgment and in compliance with rules regarding “prohibited nonauditing services,” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9. Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a) At least annually obtain and review a written report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Company;

(b) Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the independent auditors’ objectivity and independence;

(c) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

(d) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

(e) Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

10. In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditors; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management.

11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12. Review with the independent auditors any audit problems or difficulties encountered and management’s response thereto. In this regard, the audit committee must regularly review with the independent auditors (a) any audit problems or other difficulties encountered by the independent auditors in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

13. Review and discuss with the independent auditors the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/General

14. Review periodically, with the Company’s counsel, both internal and external, any legal matter that could have a significant impact on the Company’s financial statements.

15. Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

18. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19. Report regularly to the full Board of Directors. In this regard, the audit committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

20. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21. Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available up until 11:59 PM Eastern Time on December 13, 2010. CKX, Inc. INTERNET http://www.proxyvoting.com/ckxe Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# Fulfillment# 84629 84668 6 FOLD AND DETACH HERE 6 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEM 2. Please mark your votes as indicated in this example ☒ FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 2. Vote to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Nominees: 01 Michael G. Ferrel 02 Howard J. Tytel 03 Edwin M. Banks 04 Bryan E. Bloom 05 Kathleen Dore 06 Jacques D. Kerrest 07 Jack Langer The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions The Board of Directors recommends a vote “FOR” all nominees. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature Signature Date

You can now access your CKX, Inc. account online. Access your CKX, Inc. account online via Investor ServiceDirect (ISD). BNY Mellon Shareowner Services, the transfer agent for CKX, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxyvoting.com/ckxe 6 FOLD AND DETACH HERE 6 PROXY CKX, Inc. 2010 Annual Meeting of Stockholders – December 14, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CKX, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2010 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. The undersigned hereby appoints Michael G. Ferrel, Howard J. Tytel and Kraig G. Fox, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of CKX, Inc. stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held December 14, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by authorizing a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or a subsequent proxy should be sent to: CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary, so as to be delivered before the taking of the vote at the Annual Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) WO# Fulfillment# 84629 84668 PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711 SIGNATURE: DATE: (THIS BOXED AREA DOES NOT PRINT)